THIRD RESTATED CREDIT AGREEMENT




                                      AMONG

                           CONTINENTAL RESOURCES, INC.
                           CONTINENTAL GAS, INC., AND
                     CONTINENTAL RESOURCES OF ILLINOIS, INC.

                                  AS BORROWERS

                                       AND

                                  MIDFIRST BANK





                                January 17, 2002

                                Table of Contents

                                                                          Page

1.       Definitions and Other Preliminary Matters.........................2

2.       Commitments of the Bank..........................................12

3.       Notes Evidencing Loans...........................................15

4.       Interest Rates...................................................18

5.       Change of Circumstances..........................................19

6.       Collateral Security..............................................22

7.       Borrowing Base...................................................23

8.       Fees.............................................................25

9.       Prepayments......................................................25

10.      Representations and Warranties...................................26

11.      Conditions of Lending............................................30

12.      Affirmative Covenants............................................32

13.      Negative Covenants...............................................38

14.      Events of Default................................................42

15.      The Agent and the Banks..........................................44

16.      Exercise of Rights...............................................49

17.      Notices..........................................................49

18.      Expenses.........................................................49

19.      Indemnity........................................................50

20.      Governing Law....................................................50

21.      Invalid Provisions...............................................51

22.      Maximum Interest Rate............................................51

23.      Amendments.......................................................51

24.      Multiple Counterparts............................................51

25.      Conflict.........................................................52

26.      Survival.........................................................52

27.      Parties Bound....................................................52

28.      Assignments and Participations...................................52

29.      Choice of Forum: Consent to Service of Process and Jurisdiction..53

30.      Waiver of Jury Trial.............................................54

31.      Other Agreements.................................................54

32.      Financial Terms..................................................54

                         THIRD RESTATED CREDIT AGREEMENT


     THIS THIRD RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 17th day of January, 2002 by and among CONTINENTAL RESOURCES, INC., an Oklahoma corporation ("Resources"), CONTINENTAL GAS, INC., an Oklahoma corporation ("Gas"), CONTINENTAL RESOURCES OF ILLINOIS, INC., an Oklahoma corporation ("Continental Illinois") (Resources, Gas, and Continental Illinois are hereinafter collectively referred to as "Borrowers" and individually as a "Borrower") and MIDFIRST BANK, a federally chartered savings association ("MidFirst"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Agreement) or which may from time to time become a party hereto pursuant to the provisions of
Section 28 hereof or any successor or assignee thereof (hereinafter collectively referred to as "Banks", and individually, "Bank") and MidFirst, as Agent, Lead Arranger and Book Manager ("Agent").

                              W I T N E S S E T H:

     WHEREAS, on April 21st, 2000, Borrowers and Bank entered into that certain Restated Credit Agreement ("Original Agreement") whereby Bank provided Borrowers with a $25,000,000 revolving credit facility as evidenced by a $25,000,000 revolving note (the "Original Note");

     WHEREAS, on August 1st, 2000 the Original Agreement was amended for the first time (the "First Amendment") in order to, among other things not specifically set forth in this recital, add Local Oklahoma Bank, N.A. as a "Bank";

     WHEREAS, on May 31, 2001, the Original Agreement was amended for the second time (the "Second Amendment") in order to increase the existing revolving line of credit to $33,000,000 and to increase by $30,000,000 the dollar amount of Senior Subordinated Notes the Borrowers are permitted to purchase, repurchase or otherwise acquire;

     WHEREAS, on July 9, 2001, the Original Agreement as amended was amended and restated for the second time (the "Second Restated Agreement") in order to increase the then-existing credit facility and to begin amortizing a portion of the outstanding indebtedness as well as other modifications as set forth therein;

     WHEREAS, the revolving line of credit described in the Second Restated Agreement is currently evidenced by those certain revolving promissory notes in the aggregate amount of $33,000,000.00. from the Borrowers in favor of Banks dated as of July 9, 2001 (the "Former Revolving Notes") and those certain term promissory notes in the aggregate principal amount of $27,000,000.00 from the Borrowers in favor of Banks dated as of July 9, 2001 (the "Former Term Notes" and the Former Term Notes and the Former Revolving Notes shall be collectively referred to herein as the "Former Notes").

     WHEREAS, Borrowers and Bank desire to amend and restate their existing credit facility for the third time to increase the Revolving Commitment from the current level to $45,700,000.00 as well as other modifications as set forth herein; and

     WHEREAS, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree to restate the Credit Agreement as follows:

1. Definitions and Other Preliminary Matters. When used herein the terms "Agent", "Agreement", "Bank", "Borrower", "Banks", "Borrowers", "Continental Illinois" "First Amendment", "Former Notes", "Former Revolving Notes", "Gas", "MidFirst", "Original Agreement", "Original Note", "Resources", "Second Amendment", and "Second Restated Agreement" shall have the meanings indicated above.

     1.1 Defined Terms. When used herein the following terms shall have the following meanings:

     "Adjusted EBITDA" shall mean EBITDA as defined by GAAP plus Exploration Expenses.

     "Advance or Advances" shall mean a Revolving Loan or Revolving Loans hereunder.

     "Affiliate" shall mean any Person which, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee, or by proxy) of voting shares, partnership interests or voting rights, through a management contract or otherwise. Any Person owning or controlling directly or indirectly ten percent or more of the voting shares, partnership interests or voting rights, or other equity interest of another Person shall be deemed to be an Affiliate of such Person.

     "Assignment and Acceptance" shall mean a document substantially in the form of Exhibit "D" hereto.

     "Available Commitment" shall mean the lesser of (i) $45,700,000.00 or (ii) the difference between the Total Commitment and the Total Outstandings.

     "Borrowing Base" shall mean that amount set by the Bank as the amount available to Borrowers under the Loans pursuant to Section 7.2 hereof.

     "Borrowing  Date"  shall mean the date  elected by  Borrowers  pursuant  to
Section 2.2 hereof for an Advance on the Revolving Loan.

     "Business Day" shall mean the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Oklahoma City, Oklahoma.

     "Change of Management" shall occur if there is any material change in the ownership and/or management personnel of a Borrower. Notwithstanding the foregoing, as long as (i) Harold Hamm owns a controlling beneficial interest or ownership in Resources; (ii) Harold Hamm continues to act as CEO of Resources; and (iii) Resources owns 100% of all of the issued and outstanding shares of common stock of Gas, Borrowers shall be entitled to make changes in their ownership and management. For the purposes hereof, "controlling interest" is defined as beneficial ownership of more than 50% of the total combined voting power of all issued and outstanding capital stock entitled to vote in the election of directors.

     "Claim" is used herein as defined in Section 19 hereof.

     "Collateral" is used herein as defined in Section 6.1 hereof.

     "Commitment Percentage" shall mean for each Bank the percentage derived by dividing its Commitment at the time of the determination by the Commitments of all Banks at the time of determination. The Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

     "Commitments" shall refer to (A) for all Banks the sum of the Revolving Commitments and Term Commitments and (B) for each Bank, such Bank's Revolving Commitment and Term Commitment.

     "Confidential  Information"  is used  herein as  defined  in  Section  12.9 hereof.

     "Current Assets" shall mean the total of the Borrowers' consolidated current assets determined in accordance with GAAP, plus, as of any date, the current unused availability on the Revolving Commitment.

     "Current Liabilities" shall mean the total of Borrowers' consolidated current obligations as determined in accordance with GAAP, excluding therefrom current maturities due on the Loans.

     "Debt" shall mean, with respect to any Person, all obligations and liabilities of such Person to any other Person including, without limitation, all debts, claims, overdrafts, contingent liabilities and indebtedness heretofore, now and/or from time to time hereafter owing, due or payable, however, evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law or otherwise as shown in Borrowers' Financial Statements..

     "Debt Service Coverage Ratio" shall mean the sum of (i) quarterly Net Income for the immediately preceding four (4) fiscal quarters including the quarter then ended, adjusted for any nonrecurring or extraordinary items, minus any dividends, plus (ii) depreciation, depletion and amortization, lease impairment, interest expense, deferred income tax expense and uncapitalized, discretionary exploration expenses, all as determined in accordance with GAAP for such period, divided by (i) 1/6th of the principal balance outstanding as of such date on the Revolving Loans plus (ii) total interest expense for the immediately preceding four (4) fiscal quarters including the quarter then ended, plus (iii) any other current maturities of long-term debt.

     "Default" shall mean any Event of Default and the occurrence of an event or condition which would with the giving of any requisite notice and/or passage of time or both constitute an Event of Default.

     "Default Rate" shall mean a per annum variable rate of interest equal to the Prime Rate as then in effect plus five percent (5%), calculated on the basis of a year of 360 days and actual number of days elapsed (including the first day but excluding the last day), but in no event exceeding the Maximum Rate.

     "Defaulting Bank" shall mean the term "Defaulting Bank" as used herein and defined in Section 3.7 hereof.

     "Delhi Lease" shall mean that pipeline lease and any and all extensions and renewals thereof from Delhi Gas Pipeline Corporation to Gas covering the Delhi Oakdale Lateral System.

     "Delhi Oakdale Lateral System" shall mean that portion of the Eagle Chief Gas Gathering System leased from Delhi Gas Pipeline Corporation.

     "Delta Trust" shall mean the Harold Hamm Delta Trust, Harold Hamm, Grantor, dated December 31, 1996.

     "Determination Date" is used herein as defined in Section 7.2 hereof.

     " Eagle Chief Gas Gathering System" shall mean that System located in the State of Oklahoma and described in the Security Instruments.

     "Effective Date" shall mean the date of this Agreement.

     "Eligible Assignee" shall mean any of (i) a Bank or any Affiliate of a Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iv) a Person that is primarily engaged in the business of commercial banking and that
(A) is a subsidiary of a Bank, (B) a subsidiary of a Person of which a Bank is a subsidiary, or (C) a Person of which a Bank is a subsidiary; (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds, investments funds and lease financing companies; and
(vi) with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); provided, however, that no Affiliate of a Borrower shall be an Eligible Assignee.

     "Engineered Value" is used herein as defined in Section 6.2 hereof.

     "Event of Default" is used herein as defined in Section 14 hereof.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. Section 6901, et seq., the Clean Air Act, 42 U.S.C.A.
Section 1251, et seq., the Toxic Substances Control Act, 15 U.S.C.A. Section 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.G. Section 2701, et seq., and all other laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C. Section 9601, et seq., as amended, as each of the foregoing may be amended from time to time.

     "Environmental Liability" shall mean any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien which could reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

     "Environmental Lien" shall mean a Lien in favor of any court, governmental agency or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of asbestos or "hazardous substance" into the environment, the imposition of which Lien could reasonably be expected to have a Material Adverse Effect.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exploration Expenses" shall mean "Exploration Expenses" as set forth on Borrower's consolidated financial statement prepared in accordance with GAAP.

     "Financial Statements" shall mean balance sheets, income statements, statements of cash flow and appropriate footnotes and schedules including a statement of contingent liabilities, prepared in accordance with GAAP, together with a statement of contingent liabilities incurred outside the ordinary course of business in an amount in excess of $500,000.00.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Indemnified Party" is used herein as defined in Section 19 hereof.

     "Interest Payment Date" shall mean the last day of the calendar month.

     "Interest Period" shall mean any Prime Rate Interest Period, or LIBOR Interest Period, as applicable.

     "Leverage Ratio" shall mean that ratio calculated by dividing (i) the Total Outstandings plus the Senior Subordinated Notes by (ii) Adjusted EBITDA based upon the immediately preceding four quarters.

     "Letters of Credit" shall mean the term "Letters of Credit" is used herein as defined in Section 2.4 hereof.

     "LIBOR Interest Period" shall mean with respect to any LIBOR Loan (i) initially, the period commencing on the date such LIBOR Loan is made and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrowers pursuant to Section 4, and (ii) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrowers pursuant to Section 4.1.2; provided, however, that (i) if any LIBOR Interest Period would otherwise expire on a day which is not a London Business Day, such Interest Period shall expire on the next succeeding London Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding London Business Day, (ii) if any LIBOR Interest Period begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last London Business Day of a calendar month, and (iii) any LIBOR Interest Period which would otherwise expire after the Maturity Date shall end on such Maturity Date.

     "LIBOR Loan" shall mean any loan during any period which bears interest at the LIBOR Rate, or which would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

     "LIBOR Margin" shall be:

          (i) two percent (2.00%) per annum whenever the Leverage Ratio, at the time in question, is equal to or less than 1.50:1;

          (ii) two and one quarter of one percent (2.25%) per annum whenever the Leverage Ratio, at the time in question, is greater than 1.50:1 but less than 2.50:1; or

          (iii) two and one half of one percent (2.50%) per annum whenever the Leverage Ratio, at the time in question, is greater than 2.50:1

     "LIBOR Rate" with respect to each particular LIBOR Interest Period, shall mean the arithmetic average of the rate at which dollar deposits in immediately available funds and for a maturity equal to the applicable one, two, three or six-month period are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) on the date of a determination, as reported in the "Money Rates" section of The Wall Street Journal or a substitute source reasonably determined by Agent in the event such source is no longer available. If more than one LIBOR Rate is published in The Wall Street Journal for the one, two, three or six-month time period, then the LIBOR Rate shall be the highest of such published rates. The LIBOR Rate determined by Agent shall be fixed at such rate for the duration of the associated LIBOR Interest Period. If Agent is unable to so determine the LIBOR Rate for any LIBOR Interest Period, Borrower shall be deemed not to have elected such LIBOR Interest Period.

     "Lien" shall mean any mortgage, deed of trust, pledge, security interest, assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

     "Loans" shall mean the Revolving Loans and the Term Loans.

     "Loan Documents" shall mean this Agreement, the Notes, the Security Instruments and all other documents executed in connection with the transaction described in this Agreement.

     "London Business Day" shall mean a Business Day on which dealings in U.S. Dollar deposits are carried on in the London interbank market.

     "Majority Banks" shall mean Banks holding 60% or more of the Commitments or if the Commitments have been terminated, Banks holding 60% of the outstanding Loans.

     "Material Adverse Effect" shall mean any circumstance or event which could have a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of a Borrower, or (ii) the ability of a Borrower to carry out its respective business as of the date of this Agreement or as proposed at the date of this Agreement to be conducted or to meet their obligations under the Notes, this Agreement or the other Loan Documents on a timely basis.

     "Maximum Rate" shall mean at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Note. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as of the effective date of each change in such Maximum Rate.

     "Net Income" shall mean Borrowers' consolidated net income after income taxes calculated in accordance with GAAP.

     "1984 Trust" shall mean the Revocable Inter Vivos Trust of Harold G. Hamm, dated April 23, 1984, as amended.

     "Notes" shall mean each of (i) the Revolving Notes, substantially in the form of Exhibit "B-1" hereto issued or to be issued hereunder to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the Advances on the Revolving Loan, together with all modifications, renewals and extensions thereof or any part thereof and (ii) the Term Notes, substantially in the form of Exhibit "B-2" hereto issued to each Bank, respectively, to evidence the indebtedness to such Bank arising by reason of the refinancing of the Former Notes together with all modifications, renewals and extensions thereof or any part thereof.

     "Notice of Borrowing" is used herein as defined in Section 2.3 hereof.

     "Oil and Gas Properties" shall mean all oil, gas and mineral properties and interests, related personal properties, in which Borrowers grant to the Banks either a first and prior lien and security interest pursuant to Section 6 hereof.

     "Other Financings" shall mean the term "Other Financings" is used herein as defined in Section 15.12 hereof.

     "Payor" is used herein as defined in Section 3.9 hereof.

     "Permitted   Liens"  shall  mean  (i)  royalties,   overriding   royalties,
reversionary interests, production payments and similar burdens; (ii) joint operating agreements, sales contracts or other arrangements for the sale of production of oil, gas or associated liquid or gaseous hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (i) above) deprive a Borrower of any material right in respect of any such
Borrower's assets or properties (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings, levy and execution thereon having been stayed and continue to be stayed and for which such Borrower has set aside on its books adequate reserves in accordance with GAAP); (iv) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of a Borrower's assets or properties and that do not individually or in the aggregate, cause a Material Adverse Effect; (v) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, pipeline's, contractor's, sub-contractor's, operator's, non-operator's (arising under operating or joint operating agreements), and other Liens (including any financing statements filed in respect thereof) incidental to obligations incurred by a Borrower in connection with the construction, maintenance, development, transportation, storage or operation of such Borrower's assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which such Borrower has set aside on its books adequate reserves in accordance with GAAP); (vi) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting a Borrower's assets and properties which were in existence at the time such Borrower's assets and properties were originally acquired by such Borrower and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of such Borrower's assets and properties, considered in the aggregate;
(vii) liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (ix) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate a Borrower's assets and properties in any manner, and all applicable laws, rules and orders from any governmental authority; (x) landlord's liens; (xi) Liens incurred pursuant to the Security Instruments or otherwise created in favor of the Agent or the Banks pursuant to the Loan Documents; and (xii) Liens existing at the date of this Agreement which have been disclosed to Banks in the Borrowers' September 30, 2001 Financial Statements or identified in Schedule "1" hereto and (xiii) Liens covering properties which are not Oil and Gas Properties and the value of which is less than $500,000 in the aggregate.

     "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Pipelines" shall mean and include Gas' gas gathering and/or residue pipeline systems in the State of Oklahoma and the State of Texas associated with the gathering and/or transportation of gas and the delivery of gas or residue gas to purchasers or transporters (as the same now exist or as may hereafter be extended), including, but not by way of limitation, the Right-Of-Way Properties and all buildings, structures, attachments, fittings and fixtures, facilities, tools, materials, equipment, machinery, appliances, pipeline, piping, powerlines, electrical systems, metering and calibration facilities, compressors, dehydrators, sponge units, instrument and equipment housing, equipment storage facilities, tanks, engines, valves, traps, pumps, motors, instruments, fencing, office equipment, expanders, heat exchangers, chillers, separators, cooling towers, boilers and reboilers, turbines, generators, meters and instruments, fractionators, stills, debutanizers, heaters, coolers, stabilizers, scrubbers, absorbers, reabsorbers, flash towers, oil reclaimers, loading racks, injection facilities, accumulators, economizers, fans, condensers and valves, and appurtenances of every nature and kind whatsoever now or hereafter forming a part of, appertaining to or used or for use in connection with said Pipeline.

     "Plans" shall mean any plan subject to Title IV of ERISA and maintained by a Borrower, or any such plan to which a Borrower is required to contribute on behalf of its employees.

     "Plant" shall mean the fee property and surface leases in Oklahoma associated with the processing of hydrocarbons, together with all property, real or personal, associated therewith including all buildings, structures, attachments, fittings and fixtures, facilities, tools, materials, equipment, machinery, appliances, pipeline, piping, powerlines, electrical systems, metering and calibration facilities, compressors, dehydrators, sponge units, instrument and equipment housing, equipment storage facilities, tanks, engines, valves, traps, pumps, motors, instruments, fencing, office equipment, expanders, heat exchangers, chillers, separators, cooling towers, boilers and reboilers, turbines, generators, meters and instruments, fractionators, stills, debutanizers, heaters, coolers, stabilizers, scrubbers, absorbers, reabsorbers, flash towers, oil reclaimers, loading racks, injection facilities, accumulators, economizers, fans, condensers and valves, and appurtenances of every nature and kind whatsoever now or hereafter forming a part of, located on, appertaining to or used or for use in connection with said fee property and surface leases.

     "Pre-Approved Contracts" is used herein as defined in Section 13.12 hereof.

     "Prime Rate" shall mean the U.S. prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate is therein reported). Each change in the Prime Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Prime Rate.

     "Prime Rate Interest Period" shall mean with respect to any Prime Rate Loan, the period ending on the last day of each month, provided, however, that
(i) if any Prime Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Prime Rate Interest Period would otherwise end after the Maturity Date such Interest Period shall end on the Maturity Date.

     "Prime Rate Loans" shall mean any loan during any period which bears interest based upon the Prime Rate or which would bear interest based upon the Prime Rate if the Maximum Rate ceiling was not in effect at that particular time.

     "Prime Rate Margin" shall be:

          (i) zero percent (0%) per annum whenever the Leverage Ratio, at the time in question, is equal to or less than 1.50:1;

          (ii) zero percent (0%) per annum whenever the Leverage Ratio, at the time in question, is greater than 1.50:1 but less than 2.50:1; or

          (iii) one quarter of one percent (.25%) per annum whenever the Leverage Ratio, at the time in question, is greater than 2.50:1

     "Pro Rata or Pro Rata Part" shall mean for each Bank, (i) for all purposes where no Loan is outstanding, such Bank's Commitment Percentage and (ii) otherwise, the proportion which the portion of the outstanding Loans owed to such Bank bears to the aggregate outstanding Loans owed to all Banks at the time in question.

     "Reimbursement Obligations" shall mean at any time, the obligations of the Borrowers in respect of all Letters of Credit then outstanding to reimburse amounts actually paid by any Bank in respect of any drawing or drawings under a Letter of Credit.

     "Required Payment" is used herein as defined in Section 3.9 hereof.

     "Revolving Commitment" shall mean (A) for all Banks, the lesser of (i) $45,700,000.00 or (ii) the Borrowing Base in effect from time to time minus the principal amount outstanding of the Term Loan, in each case as reduced from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Bank, its obligation to make Advances hereunder on the Revolving Loan and purchase participations in Letters of Credit issued hereunder by the Agent in amounts not exceeding, in the aggregate, an amount equal to such Bank's Revolving Commitment Percentage times the total Revolving Commitment as of any date. The Revolving Commitment of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof. Each reduction in the Revolving Commitment shall result in a Pro Rata reduction in each Bank's Revolving Commitment.

     "Revolving Commitment Percentage" shall mean for each Bank the percentage derived by dividing its Revolving Commitment at the time of the determination by the Revolving Commitments of all Banks at the time of determination. The Revolving Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

     "Revolving Loan" shall mean loan or loans made under the Revolving Commitment pursuant to Section 2 hereof.

     "Revolving Maturity Date" shall mean May 31, 2003 or as such date may be extended from time to time with the consent of all Banks.

     "Revolving Notes" shall mean the Revolving Notes described in Section 3.2 hereof.

     "Right-Of-Way Properties" shall mean and include all lands, easements, rights-of-way, leases, surface rights, servitudes, grants, permits, licenses, authorizations, privileges, franchises, consents, prescriptive rights and other title and interest now or hereafter owned by Borrower and now or hereafter necessary or useful for the construction and operation of the Pipeline.

     "Security Instruments" shall mean this Agreement, all Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, and other collateral documents covering the Oil and Gas Properties and related personal property, equipment, oil and gas inventory and proceeds of the foregoing, all such documents to be in form and substance satisfactory to Agent.

     "Senior Subordinated Notes" shall mean those certain $150,000,000.00, 10.25% Senior Subordinated Notes due August of 2008.

     "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by a Borrower or another subsidiary.

     "System" shall mean and include the Pipeline, the Plants, and the contracts and contract rights arising in connection therewith, together with all tangible or intangible property, personal or real, now or at any time arising out of, relating to, located in or upon, used in connection with or obtained directly or indirectly by virtue of the Pipeline, the Plant or the Contracts, whether now owned and existing or hereafter acquired or arising, including, but not by way of limitation, accounts receivable, contract rights, general intangibles, chattel paper, documents, instruments, business goodwill, records and books, trade names, mineral interests, oil and gas leasehold interests, inventory (whether consisting of hydrocarbons or otherwise) supplies, materials and any other property.

     "Tangible Net Worth" shall mean an amount equal to the Borrowers' consolidated stockholders equity, as determined in accordance with GAAP, plus any subordinated debt owed by any Borrower less any Affiliate receivables and any Intangible Assets.

     "Term Commitment" shall mean (A) for all Banks $24,300,000.00 and (B) as to any Bank, its Term Commitment Percentage times the total Term Commitment as of any date. The Term Commitment of each Bank hereunder shall be adjusted from time to time to affect assignments made by each Bank pursuant to Section 28 hereof. Each reduction in the Term Commitment shall result in a Pro Rata reduction in each Bank's Term Commitment.

     "Term Commitment Percentage" shall mean for each Bank the percentage derived by dividing its Term Commitment at the time of the determination by the Term Commitments of all Banks at the time of determination. The Term Commitment Percentage of each Bank hereunder shall be adjusted from time to time to reflect assignments made by such Bank pursuant to Section 28 hereof.

     "Term  Loan"  shall mean that  certain  amortizing  loan made  pursuant  to
Section 2.1 hereof.

     "Term Notes" shall mean those certain amended and restated term promissory notes described in Section 3.1 hereof.

     "Term Maturity Date" shall mean June 30, 2006.

     "Total Commitment" shall mean the lesser of (i) $70,000,000.00 or (ii) the Borrowing Base in effect from time to time, in each case as reduced from time to time pursuant to Sections 2 and 7 hereof.

     "Total Outstandings" shall mean as of any date, the sum of (i) the total principal balance outstanding on the Revolving Notes, plus (ii) the total face amount of all outstanding Letters of Credit, plus (iii) the total principal balance outstanding on the Term Notes.

     "Tranche" shall mean a LIBOR Loan or a Prime Rate Loan.

     "Unscheduled Redetermination" shall mean a redetermination of the Borrowing Base made at any time other than on the dates set for the regular semi-annual redetermination of the Borrowing Base which are made (A) at the reasonable request of Borrowers, (B) at any time it appears to Agent or Majority Banks, in the exercise of their reasonable discretion, that either (i) there has been an unscheduled material decrease in the value of the Oil and Gas Properties, or
(ii) an event has occurred which is reasonably expected to have a Material Adverse Effect.

     "Unused Fee Rate" shall mean the percentage used to calculate the Unused Commitment Fee (as such term is defined in Section 8.1 hereof), which percentage shall be twenty five (25) basis points per annum

     1.2 Use of Defined Terms. Defined terms may be used in the singular or the plural. When used in the singular preceded by "a", "an", or "any", such term shall be taken to indicate one or more members of the relevant class. When used in the plural, such term shall be taken to indicate all members of the relevant class. All other terms in the Agreement shall have the same meanings when used in the Notes, the Security Instruments, any other Loan Documents, or any certificate or other document made or delivered pursuant hereto. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement. All article, section, subsection and exhibit references used in this Agreement refer to this Agreement unless otherwise specified.

     1.3 Incorporation of Recitals. The Recitals appearing at the beginning of this Agreement are incorporated herein and expressly made a part hereof.

     1.4 Incorporation of Exhibits. All Exhibits hereto are incorporated herein and expressly made a part hereof.

2. Commitments of the Bank.

     2.1 Terms of Term Loan. Subject to the terms and conditions hereof, and the terms and conditions of the Loan Documents as hereafter defined, each Bank agrees to amend and restate its extension of credit to the Borrower to the extent of its Pro Rata Part and the Borrower agrees to such amendment and restatement of its extension of credit from the Banks (the "Term Loan"), in the maximum principal amount of Twenty Four Million Three Hundred Thousand and No/100 Dollars ($24,300,000.00). This amount represents the outstanding principal indebtedness of the Former Term Notes and shall be evidenced by the Term Notes. The proceeds of the Term Notes shall refinance and be a continuation of a portion of the outstanding indebtedness evidenced by the Former Term Notes. The obligation of the Borrowers hereunder shall be evidenced by this Agreement and the Term Notes issued in connection herewith, said Term Notes to be as described in Section 3.1 hereof.

     2.2 Terms of Revolving Commitment. Subject to the terms and conditions hereof, and the terms and conditions of the Loan Documents as hereafter defined, each Bank agrees severally to make Advances to the Borrowers from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date in such amounts as the Borrowers may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, the Revolving Commitment. The obligation of the Borrowers hereunder shall be evidenced by this Agreement and the Revolving Notes issued in connection herewith, said Revolving Notes to be as described in Section 3.2 hereof.
Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default (as hereinafter defined) has occurred and is continuing or if any event or condition has occurred or failed to occur which with the passage of time or service of notice, or both, would constitute an Event of Default. Each Advance under the Revolving Commitment shall be an aggregate amount of at least $100,000 or a whole number multiple thereof except an Advance of the entire remaining unborrowed Revolving Commitment. Irrespective of the face amount of the Revolving Note or Notes, the Banks shall never have the obligation to Advance any amount or amounts in excess of the Available Commitment or to increase the Revolving Commitment. The total number of Tranches under the Revolving Commitment which may be outstanding at any time hereunder shall never exceed five (5), whether such Tranches are Prime Rate Loans, LIBOR Loans, or a combination thereof. Within the limit of each Bank's Revolving Commitment, the Borrowers may borrow, repay and reborrow under this Section 2 prior to the Revolving Maturity Date.

     2.3 Procedure for Borrowing. Whenever the Borrowers desire an Advance hereunder, they shall give Agent telegraphic, telex, facsimile or telephonic notice ("Notice of Borrowing") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Notice of Borrowing shall be in the form of Exhibit "A" attached hereto and shall be received by Agent not later than 11:00 a.m. Oklahoma City, Oklahoma time, (i) one Business Day prior to the Borrowing Date in the case of the Prime Rate Loan, or (ii) two London Business Days prior to any proposed Borrowing Date in the case of LIBOR Loans. Each Notice of Borrowing shall specify (i) the Borrowing Date (which, if at Prime Rate Loan, shall be a Business Day and if a LIBOR Loan, a London Business Day), (ii) the principal amount to be borrowed, (iii) the portion of the Advance constituting Prime Rate Loans and/or LIBOR Loans and (iv) if any portion of the proposed Advance is to constitute LIBOR Loans, the initial Interest Period selected by Borrowers pursuant to Section 4 hereof to be applicable thereto. Upon receipt of such Notice, Agent shall advise each Bank thereof; provided, that if the Banks have received at least one (1) day's notice of such Advance prior to funding of a Prime Rate Loan, or at least two (2) days' notice of each Advance prior to funding in the case of a LIBOR Loan, each Bank shall provide Agent at its office at 501 N.W. Grand Blvd., Oklahoma City, Oklahoma 73118, not later than 1:00 p.m., Oklahoma City, Oklahoma time, on the Borrowing Date, in immediately available funds, its pro rata share of the requested Advance, but the aggregate of all such fundings by each Bank shall never exceed such Bank's Revolving Commitment. Not later than 2:00 p.m., Oklahoma City, Oklahoma time, on the Borrowing Date, Agent shall make available to the Borrowers at the same office, in like funds, the aggregate amount of such requested Advance. Neither Agent nor any Bank shall incur any liability to the Borrowers in acting upon any Notice of Borrowing which Agent or such Bank believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this Section 2.3 . Upon funding of Advances by Banks in accordance with this Agreement, pursuant to any such Notice, the Borrowers shall have effected Advances hereunder.

     2.4 Letters of Credit. On the terms and conditions hereinafter set forth, the Agent shall from time to time during the period beginning on the Effective Date and ending on the Revolving Maturity Date upon request of Borrowers issue standby and/or commercial Letters of Credit for the account of Borrowers (the "Letters of Credit") in such face amounts as Borrowers may request, but not to exceed in the aggregate face amount at any time outstanding the sum of Two Million Dollars ($2,000,000.00). The face amount of all Letters of Credit issued and outstanding hereunder shall be considered as Advances for Borrowing Base purposes and all payments made by the Agent on such Letters of Credit shall be considered as Advances under the Revolving Notes. Each Letter of Credit issued for the account of Borrowers hereunder shall (i) be in favor of such beneficiaries as specifically requested by Borrowers, (ii) have an expiration date not exceeding one year from the Revolving Maturity Date, and (iii) contain such other terms and provisions as may be reasonably required by Bank. Each Bank (other than Agent) agrees that, upon issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Agent's liability under such Letter of Credit in an amount equal to such Bank's Revolving Commitment Percentage of such liability, and each Bank (other than Agent) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and discharge when due, its Revolving Commitment Percentage of Agent's liability under such Letter of Credit. The Borrowers hereby unconditionally agree to pay and reimburse the Agent for the amount of each demand for payment under any Letter of Credit that is in substantial compliance with the provisions of any such Letter of Credit at or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrowers of the demand and the date upon which such payment is to be made by the Agent to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Agent, Borrowers shall advise the Agent whether or not they intend to borrow hereunder to finance their obligations to reimburse the Agent, and if so, submit a Notice of Borrowing as provided in Section 2.3 hereof. If Borrowers fail to so advise Agent and thereafter fail to reimburse Agent, the Agent shall notify each Bank of the demand and the failure of the Borrowers to reimburse the Agent, and each Bank shall reimburse the Agent for its Revolving Commitment Percentage of each such draw paid by the Agent and unreimbursed by the Borrowers. All such amounts paid by Agent and/or reimbursed by the Banks shall be treated as an Advance or Advances under the Revolving Commitment, which Advances shall be immediately due and payable and shall bear interest at the Default Rate.

     2.5 Procedure for Obtaining Letters of Credit. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Banks' commitment above in Section 2.4 shall be designated by Borrowers' written request delivered to Agent at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, Borrowers shall execute and deliver to the Agent an application and agreement with respect to the Letters of Credit, said application and agreement to be in the form used by the Agent. The Agent shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (A) the amount thereon when added to the face amount of all outstanding Letters of Credit plus any Reimbursement Obligations exceeds Two Million Dollars ($2,000,000.00) or (B) the amount thereof when added to the Revolving Loans outstanding would exceed the Available Commitment. Borrowers agree to pay the Agent for the benefit of the Banks the following commissions and fees for issuing the Letters of Credit (calculated separately for each Letter of Credit): a fee in an amount equal to the greater of: (i) one percent (1%) per annum on the maximum face amount of the Letter of Credit due quarterly in arrears computed on a basis of a year containing 360 days or (ii) $500.00. Borrowers further agree to pay Agent an additional fronting fee equal to one-eighth of one percent (.125%) per annum on the maximum face amount of each Letter of Credit due and payable at the time the Letter of Credit is issued. Borrowers hereby agree to pay such other amounts as are customary for letter of credit as are published by Agent from time to time. Such commissions shall be payable prior to the issuance of each Letter of Credit and thereafter on each anniversary date of such issuance while such Letter of Credit is outstanding.

     2.6 Voluntary Reduction of Revolving Commitment. The Borrowers may at any time, or from time to time, upon not less than three (3) Business Days' prior written notice to Agent, reduce or terminate the Revolving Commitment; provided, however, that (i) each reduction in the Revolving Commitment must be in the amount of $500,000 or more, in increments of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Revolving Notes in the amount by which the outstanding principal balance of the Revolving Notes exceeds the Revolving Commitment as reduced pursuant to this Section 2.

     2.7 Commitment Reductions. The Borrowing Base shall be reduced from time to time in accordance with Section 7.2 hereof. If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, the Borrowers shall make the mandatory prepayment of principal required pursuant to Section 9.2 hereof.

     2.8 Several Obligations. The obligations of the Banks under the Revolving Commitment and pursuant to the Term Commitment are several and not joint. The failure of any Bank to make an Advance required to be made by it shall not relieve any other Bank of its obligation to make its Advance, and no Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank.

3. Notes Evidencing Loans. The loans described above in Section 2 shall be evidenced by promissory notes of Borrowers as follows:

     3.1 Form of Term Notes. The Term Loan shall be evidenced by the Term Notes in the aggregate face amount of $24,300,000, and shall be in the form of Exhibit "B-2" hereto with appropriate insertions (each a "Term Note"). Although the Term Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Term Notes may be higher, the Term Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans. Banks shall have no obligation to advance any additional funds pursuant to the Term Loan or Term Notes.

     3.2 Form of Revolving Notes. The Revolving Loan shall be evidenced by a Note or Notes in the aggregate face amount of $45,700,000, and shall be in the form of Exhibit "B-1" hereto with appropriate insertions (each a "Revolving Note"). Notwithstanding the face amount of the Revolving Notes, the actual principal amount due from the Borrowers to Banks on account of the Revolving Notes, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Banks in collected funds with respect thereto. Although the Revolving Notes may be dated as of the Effective Date, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Revolving Notes may be higher, the Revolving Notes shall be enforceable, with respect to Borrowers' obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans. Irrespective of the face amount of the Revolving Notes, no Bank shall ever be obligated to advance on the Revolving Commitment any amount in excess of its Revolving Commitment then in effect.

     3.3 Issuance of Additional Notes. From time to time new Notes may be issued to other Banks as such Banks become parties to this Agreement. Upon request from Agent, the Borrowers shall execute and deliver to Agent any such new or additional Notes. From time to time as new Notes are issued the Agent shall require that each Bank exchange their Notes for newly issued Notes to better reflect the extent of each Bank's Commitment hereunder. The notes replaced shall be marked to indicate that they have been replaced and/or returned to the Borrowers.

     3.4 Interest Rates. The unpaid principal balance of the Notes shall bear interest from time to time as set forth in Section 4 hereof.

     3.5 Payment of Interest. Interest on the Notes shall be payable on each Interest Payment Date.

     3.6 Payment of Principal.

          3.6.1 Beginning March 31,2002, and continuing on or before the last day of each calendar quarter thereafter through the Term Maturity Date, Borrower shall, in addition to the payment of interest required pursuant to
     Section 3.5 above, make a payment of principal on the Term Notes for the ratable benefit of the Banks in the amount of $1,350,000.00. All outstanding principal plus all accrued but unpaid interest due on the Term Notes shall be due and payable in full on the Term Maturity Date.

          3.6.2 Principal of the Revolving Notes shall be due and payable to the Agent for the ratable benefit of the Banks on the Revolving Maturity Date unless earlier due in whole or in part as a result of an acceleration of the amount due or pursuant to the mandatory prepayment provisions of
     Section 9.2 hereof.

     3.7 Payment to Banks. Each Bank's Pro Rata Part of each payment or prepayment of the Loans shall be directed by wire transfer to such Bank by the Agent at the address provided to the Agent for such Bank for payments no later than 2:00 p.m., Oklahoma City, Oklahoma, time on the Business Day such payments or prepayments are deemed hereunder to have been received by Agent; provided, however, in the event that any Bank shall have failed to make an Advance as contemplated under Section 2 hereof (a "Defaulting Bank") and the Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances. Any payment or prepayment received by Agent at any time after 12:00 noon, Oklahoma City, Oklahoma, time on a Business Day shall be deemed to have been received on the next Business Day. Interest shall cease to accrue on any principal as of the end of the day preceding the Business Day on which any such payment or prepayment is deemed hereunder to have been received by Agent. If Agent fails to transfer any principal amount to any Bank as provided above, then Agent shall promptly direct such principal amount by wire transfer to such Bank.

     3.8 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of the Loans, (including, without limitation, any set-off) which is in excess of its Pro Rata Part of payments on either of the Loans, as the case may be, obtained by all Banks, such Bank shall purchase from the other Banks such participation as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of the recovery. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

     3.9 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrowers (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by the Agent until the date the Agent recovers such amount at the rate applicable to such portion of the applicable Loan.

     3.10 Capital Adequacy. If either (i) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation or (ii) the introduction or implementation of or the compliance with any mandatory request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank as a result of maintaining its Pro Rata Part of the Revolving Commitment, then within fifteen
(15) days after demand by such Bank, the Borrowers will pay to such Bank, from time to time as specified by such Bank, such additional amount or amounts which such Bank shall reasonably determine to be appropriate to compensate such Bank or any corporation controlling such Bank in light of such circumstances, to the extent that such Bank reasonably determines that the amount of any such capital would be increased, or the rate of return on any such capital would be reduced in whole or in part, based on the existence of the amount of the Loans or such Bank's Revolving Commitment under this Agreement; provided, however, that to the extent such notice is given by any such Bank more than 180 days after the occurrence of the event giving rise to the additional costs of the type described in this Section, such Bank shall not be entitled to compensation pursuant to this Section for any amounts incurred or accruing prior to the date 180 days before the giving of such notice, except to the extent such law, rule, regulation, request, directive or guideline shall have been given retroactive effective affecting a period beginning more than 180 days prior to such notice.

4. Interest Rates.

     4.1 Options.

          4.1.1 Prime Rate Loans. On Prime Rate Loans the Borrowers agree to pay interest on the Notes calculated on the basis of the actual days elapsed in a year consisting of 360 days with respect to the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are advanced to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the sum of the Prime Rate plus the Prime Rate Margin. Subject to the provisions of this Agreement as to prepayment, the principal of the Notes representing Prime Rate Loans shall be payable as specified in Section 3.6 hereof and the interest in respect of each Prime Rate Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest in respect to each Prime Rate Loan, shall bear interest, payable on demand, at a rate per annum equal to the Default Rate

          4.1.2 LIBOR Loans. On LIBOR Loans the Borrowers agree to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are advanced to Borrowers until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the LIBOR Rate plus the LIBOR Margin. Subject to the provisions of this Agreement with respect to prepayment, the principal of the Notes shall be payable as specified in Section 3.6 hereof and the interest with respect to each LIBOR Loan shall be payable on each Interest Payment Date. Past due principal and, to the extent permitted by law, past due interest shall bear interest, payable on demand, at a rate per annum equal to the Default Rate. Upon three (3) London Business Days' written notice prior to the making by the Banks of any LIBOR Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrowers shall have the option, subject to compliance by Borrowers with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three (3) or six (6) month period. If Agent shall not have received timely notice of a designation of such Interest Period as herein provided, Borrowers shall be deemed to have elected to convert all maturing LIBOR Loans to Prime Rate Loans.

     4.2 Interest Rate Determination. The Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrowers' fiscal year based upon the Borrowers' financial statements delivered pursuant to Section 12.1.2 below. Each change in the Prime Rate Margin and the LIBOR Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Agent of such financial statements indicating such change and ending on the date immediately preceding the effective date of the next change. Agent shall determine each interest rate applicable to the Loans hereunder in accordance with the provisions of this Agreement. The Agent shall give prompt notice to the Borrowers and the Banks of each rate of interest so determined and its determination thereof shall be conclusive absent error.

     4.3 Conversion Option. Borrowers may elect from time to time (i) to convert all or any part of its LIBOR Loans to Prime Rate Loans by giving Agent irrevocable notice of such election in writing prior to 10:00 a.m. (Oklahoma City, Oklahoma time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of a LIBOR Loan shall only be made on the last day of the LIBOR Interest Period with respect thereof, (ii) to convert all or any part of its Prime Rate Loans to LIBOR Loans by giving the Agent irrevocable written notice of such election three (3) London Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a London Business Day or a Business Day, as the case may be, on the next succeeding London Business Day or Business Day, as the case may be. Any such conversion shall not be deemed to be a prepayment of any of the loans for purposes of this Agreement or the Notes.

     4.4 Recoupment. If at any time the applicable rate of interest selected pursuant to Sections 4.1.1 or 4.1.2 above shall exceed the Maximum Rate, thereby causing the interest on the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate so selected or subsequently selected shall not reduce the rate of interest on the Notes below the Maximum Rate until the total amount of interest accrued on the Note equals the amount of interest which would have accrued on the Notes if the rate or rates selected pursuant to Sections 4.1.1 or 4.1.2, as the case may be, had at all times been in effect.

5. Change of Circumstances.

     5.1 Unavailability of Funds or Inadequacy of Pricing. In the event that, in connection with any proposed LIBOR Loan, the Agent determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the LIBOR Rate or such rate will not accurately reflect the costs to the Banks of funding LIBOR Loans for such LIBOR Interest Period, the Agent shall give notice of such determination to the Borrowers and the Banks, whereupon, until the Agent notifies the Borrowers and the Banks that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, continue or convert Loans into LIBOR Loans shall be suspended, and all loans to Borrowers shall be Prime Rate Loans during the period of suspension.

     5.2 Change in Laws. If at any time any new law or any change in existing laws or in the interpretation of any new or existing laws shall make it unlawful for any Bank to make or continue to maintain or fund LIBOR Loans hereunder, then such Bank shall promptly notify Borrowers in writing and such Bank's obligation to make, continue or convert Loans into LIBOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain
LIBOR Loans. Upon receipt of such notice, Borrowers shall either repay the outstanding LIBOR Loans owed to the Banks, without penalty, on the last day of the current Interest Periods (or, if any Bank may not lawfully continue to maintain and fund such LIBOR Loans, immediately), or Borrowers may convert such LIBOR Loans at such appropriate time to Prime Rate Loans.

     5.3 Increased Cost or Reduced Return.

          5.3.1 If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

               (A) shall subject such Bank to any tax, duty, or other charge with respect to any LIBOR Loans, its Notes, or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any LIBOR Loans (other than franchise taxes and taxes imposed on the overall net income of such Bank);

               (B) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank, including the Commitment of such Bank hereunder; or

               (C) shall impose on such Bank or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

               and the result of any of the foregoing is to increase the cost to such Bank of making, converting into, continuing, or maintaining any LIBOR Loans or to reduce any sum received or receivable by such Bank under this Agreement or its Notes with respect to any LIBOR Loans, then Borrowers shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrowers under this Section 5.3, Borrowers may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or continue LIBOR Loans, or to convert all or part of the Prime Rate Loan owing to such Bank to LIBOR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.3 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          5.3.2 If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          5.3.3 Each Bank shall promptly notify Borrowers and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.3 will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 5.3 shall furnish to Borrowers and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          5.3.4 Any Bank giving notice to the Borrowers through the Agent, pursuant to Section 5.3 shall give to the Borrowers a statement signed by an officer of such Bank setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate such Bank therefor.

          5.3.5 Within five (5) Business Days after receipt by the Borrowers of any notice referred to in Section 5.3, the Borrowers shall pay to the Agent for the account of the Bank issuing such notice such additional amounts as are required to compensate such Bank for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be; provided, that the Borrowers shall not be obligated to compensate such Bank for any increased costs, reduced payments or increased capital requirements to the extent that such Bank incurs the same prior to a date six (6) months before such Bank gives the required notice.

     5.4 Discretion of Bank as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the last day of the LIBOR Interest Period applicable to such LIBOR Loan and bearing an interest rate to the applicable interest rate for such LIBOR Period.

     5.5 Breakage Fees. Without duplication under any other provision hereof, if any Bank incurs any loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Banks) as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5.1 and 5.2 above:

          5.5.1 any payment, prepayment or conversion of a LIBOR Loan on a date other than the last day of its LIBOR Interest Period (whether by acceleration, prepayment or otherwise);

          5.5.2 any failure to make a principal payment of a LIBOR Loan on the due date thereof; or

          5.5.3 any failure by the Borrowers to borrow, continue, prepay or convert to a LIBOR Loan on the dates specified in a notice given pursuant to Section 2.3 or 4.3 hereof;

          then the Borrowers shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall furnish to Borrowers and Agent a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.

6. Collateral Security.

     6.1 Pledge of Collateral. To secure the performance by Borrowers of their obligations hereunder, and under the Notes and Security Instruments, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications, renewals and increases thereof, and substitutions therefore, Borrowers have heretofore granted and assigned to Bank One-Oklahoma and/or MidFirst Bank a first and prior lien on certain of their Oil and Gas Properties, certain related equipment, oil and gas inventory and the proceeds of the foregoing. Contemporaneously with the execution of this Agreement and the Notes, the Borrowers shall grant and assign to Agent for the ratable benefit of the Banks a first and prior Lien on certain of its Oil and Gas Properties, certain related equipment, oil and gas inventory, certain bank accounts, the System, the Plant and proceeds of the foregoing. The Oil and Gas Properties heretofore and herewith mortgaged to the Agent shall represent not less than 70% of the Borrowers' aggregate present worth in proved developed producing properties, as determined by Borrowers' most recent engineering report dated January 1, 2002. All Oil and Gas Properties and other collateral in which Borrowers have heretofore granted to Bank One-Oklahoma, or herewith grant or hereafter grant to Agent for the ratable benefit of the Banks a first and prior Lien (to the satisfaction of the Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral".

     6.2 Documentation and Title Review. The granting and assigning of such security interests and Liens by Borrowers shall be pursuant to Security Instruments in form and substance reasonably satisfactory to the Agent. Concurrently with the delivery of each of the Security Instruments or within a reasonable time thereafter, Borrowers shall furnish to the Agent mortgage and title opinions and other title information satisfactory to Agent with respect to the title and Lien status of Borrowers' interests in not less than 80% of the Engineered Value of the Oil and Gas Properties covered by the Security Instruments as Agent shall have designated. "Engineered Value" for this purpose shall mean future net revenues discounted at the discount rate being used by the Agent as of the date of any such determination utilizing the pricing parameters used in the engineering report furnished to the Agent for the ratable benefit of the Banks, pursuant to Sections 7 and 12 hereof. Borrowers will cause to be executed and delivered to the Agent, in the future, additional Security Instruments if the Agent reasonably deems such are necessary to insure perfection or maintenance of Banks' security interests and Liens in the Collateral or any part thereof.

     6.3 Letters in Lieu of Transfer Orders. The Borrowers shall provide the Agent for the benefit of the Banks, undated letters in lieu of transfer orders, in form and substance satisfactory to Agent, from the Borrowers to each purchaser of hydrocarbons and disburser proceeds of hydrocarbons from and attributable to the Oil and Gas Properties, together with additional letters with addresses left blank authorizing and directing the addressees to make future payments attributable to hydrocarbons from the Oil and Gas Properties directly to the Agent for the benefit of the Banks. The Banks agree that none of the letters in lieu of transfer orders provided by the Borrowers pursuant to this Section 6.3 will be sent to the address prior to the occurrence of an Event of Default, at which time the Agent may, at its option and in addition to the exercise of any of its other rights and remedies, send any and all of such letters to such addressees; provided, however, that upon the occurrence of an Event of Default other than those specified in Sections 14.6 and 14.7, the Agent shall not send any or all of such letters until the applicable period to cure, if any, such Default has lapsed without such Default being cured. Borrowers hereby designate the Agent as its agent and attorney-in-fact, to act in its name, place and stead for the purpose of completing and delivering any and all letters in lieu of transfer orders delivered by the Borrowers to the Agent for the benefit of the Banks pursuant to Sections 6.3 and 12.24 hereof, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Borrowers hereby ratify and confirm all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Effective Date and shall remain in full force and effect and shall be irrevocable until the obligations, if any, of the Agent hereunder have terminated and the full satisfaction of all obligations due hereunder or under the Notes. The powers conferred on Agent by this appointment may only be exercised by the Agent by execution by any Person who, at the time of exercise, is an officer of the Agent, and are solely to protect the interests of the Agent and the Banks under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives or has expressly directed that others receive as a result of the exercise of such powers and shall not be responsible to the Borrowers, or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

7. Borrowing Base.

     7.1 Initial Borrowing Base. At the Effective Date, the Borrowing Base shall be $70,000,000.00.

     7.2 Subsequent Determinations of Borrowing Base. Subsequent determinations of the Borrowing Base shall be made by the Banks at least semi-annually based on engineering reports effectively dated January 1 and July 1 of each year beginning January 1, 2002 or as otherwise required to accommodate Unscheduled Redeterminations. The Borrowers shall furnish to the Banks as soon as possible but in any event no later than April 1 of each year, beginning April 1, 2002, with an engineering report in form and substance satisfactory to the Agent prepared by an independent petroleum engineering firm acceptable to Agent covering the Oil and Gas Properties utilizing economic and pricing parameters used by Agent as established from time to time, together with such other information concerning the value of the Oil and Gas Properties as the Agent shall deem necessary to determine the value of the Oil and Gas Properties. By October 1 of each year, or within thirty (30) days after either (i) receipt of notice from Agent that the Banks require an Unscheduled Redetermination, or (ii) the Borrowers give notice to Agent of their desire to have an Unscheduled Redetermination performed, the Borrowers shall furnish to the Banks an engineering report in form and substance satisfactory to Agent prepared by Borrowers' in-house engineering staff valuing the Oil and Gas Properties utilizing economic and pricing parameters used by the Agent as established from time to time, together with such other information, reports and data concerning the value of the Oil and Gas Properties as Agent shall deem reasonably necessary to determine the value of such Oil and Gas Properties. Agent shall by notice to the Borrowers no later than May 1 and November 1 of each year, or within a reasonable time thereafter (herein called the "Determination Date"), notify the Borrowers of the designation by the Banks of the new Borrowing Base for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Redetermination is made by the Banks, the Agent shall notify the Borrowers within a reasonable time after receipt of all requested information of the new Borrowing Base, and such new Borrowing Base shall continue until the next Determination Date. If the Borrowers do not furnish all such information, reports and data by any date specified in this Section 7.2, the Banks may nonetheless designate the Borrowing Base at any amount which the Banks in their discretion determine and may redesignate the Borrowing Base from time to time thereafter until the Banks receive all such information, reports and data, whereupon the Banks shall designate a new Borrowing Base as described above. Each Bank shall determine the amount of the Borrowing Base based upon the loan value which such Bank in its discretion (using such methodology, assumptions and discounts rates as such Bank customarily uses in assigning loan value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties and other Collateral of the Borrowers at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrowers and their affiliates) as such Bank customarily considers in evaluating similar oil and gas credits, but such Bank in its discretion shall not be required to give any additional positive value to any Oil and Gas Property over the current economic and pricing parameters used by such Bank for such Determination Date which additional value is derived directly from a hedging, forward sale or swap agreement covering such Oil and Gas Property as of the date of such determination. All determinations or Unscheduled Redeterminations of the Borrowing Base require the approval of Majority Banks; provided, however, that notwithstanding anything to the contrary herein, the amount of the Borrowing Base may not be increased, without the approval of all Banks. If the Banks cannot otherwise agree on the Borrowing Base, each Bank shall submit in writing to the Agent its proposed Borrowing Base and the Borrowing Base shall be set on the basis of the weighted average of the Borrowing Bases proposed by the Banks. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect may be reduced as a result of an Unscheduled Redetermination . It is expressly understood that the Banks have no obligation to designate the Borrowing Base at any particular amounts, except in the exercise of their discretion. Provided, however, that the Banks shall not have the obligation to designate a Borrowing Base in an amount in excess of the Commitment or its legal or internal lending limits. The Banks shall have the right to perform an Unscheduled Redetermination of the Borrowing Base.

8. Fees.

     8.1 Unused Commitment Fee. The Borrowers shall pay to Agent for the ratable benefit of the Banks an unused commitment fee (the "Unused Commitment Fee") equivalent to the Unused Fee Rate times the unadvanced amount of the Revolving
Commitment (calculated on a daily basis). The Unused Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter beginning March 31, 2002 with the final fee payment due on the Revolving Maturity Date for any period then ending for which the Unused Commitment Fee shall not have been theretofore paid. In the event the Revolving Commitment terminates on any date prior to the end of any such monthly period, the Borrowers shall pay to the Agent for the ratable benefit of the Banks, on the date of such termination, the total Unused Commitment Fee due for the period in which such termination occurs.

     8.2 The Letter of Credit Fee. Borrowers shall pay to the Agent the Letter of Credit fees required above in Section 2.5.

     8.3 Upfront Fee. Borrowers shall pay to the Agent for the ratable benefit of Lenders an upfront fee in the amount of $50,000.00. Lenders not increasing their Commitment shall not be entitled to share in the Upfront Fee.

     8.4 Other Fees. The Borrowers shall pay to the Agent such other fees as are agreed upon by Agent and Borrowers.

9. Prepayments.

     9.1 Voluntary Prepayments. Subject to the provisions of Section 5.5 hereof, the Borrowers may at any time and from time to time, without penalty or premium, prepay the Notes, in whole or in part. Each such prepayment shall be made on at least three (3) London Business Days' notice to Agent in the case of LIBOR Loan Tranches and without notice in the case of Prime Rate Loan Tranches and shall be in a minimum amount of $100,000.00 or any larger multiple thereof or the unpaid balance on the Notes, whichever is less, plus accrued interest thereon to the date of prepayment.

     9.2 Mandatory Prepayment For Borrowing Base Deficiency. In the event the Total Outstandings ever exceed the Borrowing Base as determined by Banks pursuant to Section 7.2 hereof, the Borrowers shall, within thirty (30) days after notification from the Agent, either (A) by instruments reasonably satisfactory in form and substance to the Bank, provide the Agent with collateral with value and quality in amounts satisfactory to all of the Banks in their discretion in order to increase the Borrowing Base by an amount at least equal to such excess, or (B) prepay, without premium or penalty, the principal amount of the Term Notes or the Revolving Notes, in Banks' discretion, in an amount at least equal to such excess plus accrued interest thereon to the date of prepayment. If the Total Outstandings ever exceed the Commitment as a result of any required reduction in the Commitment, then in such event, Borrowers shall immediately prepay the principal amount of the Term Notes or the Revolving Notes, in Banks' discretion, in an amount at least equal to such excess plus accrued interest to the date of prepayment.

10. Representations and Warranties. In order to induce the Banks to enter into this Agreement, the Borrowers hereby, jointly and severally, represent and warrant to the Banks (which representations and warranties will survive the delivery of the Notes) that:

     10.1 Creation and Existence. Borrowers are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and is duly qualified in all jurisdictions wherein failure to qualify may result in a Material Adverse Effect. Borrowers each have all power and authority to own its properties and assets and to transact the business in which it is engaged.

     10.2 Power and Authority. Borrowers are each duly authorized and empowered to create and issue the Notes; and Borrowers are duly authorized and empowered to execute, deliver and perform their respective Loan Documents, including this Agreement; and all corporation action on each Borrower's part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the Loan Documents, including this Agreement, has been duly and effectively taken.

     10.3 Binding Obligations. This Agreement does, and the Notes and other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrowers, enforceable in accordance with their respective terms (except that enforcement may be subject to applicable principles of equity and the effect of any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors' rights generally).

     10.4 No Legal Bar or Resultant Lien. The Notes and the Loan Documents, including this Agreement, do not and will not, to the best of each Borrower's knowledge violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which any Borrower is subject which could reasonable be expected to have a Material Adverse Effect, or result in the creation or imposition of any lien or other encumbrance upon any assets or properties of any Borrower, other than those contemplated by this Agreement.

     10.5 No Consent. The execution, delivery and performance by the Borrowers of the Notes and other Loan Documents, including this Agreement, does not require the consent or approval of any other person or entity, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof except for consents required for federal, state and, in some instances, private leases, right of ways and other conveyances or encumbrances of oil and gas leases, if any, all of which consents have been obtained by the Borrowers.

     10.6 Financial Condition. The unaudited Financial Statements of Borrowers dated September 30, 2001, which have been delivered to Banks are complete and correct in all material respects, and fully and accurately reflect in all material respects the financial condition and results of the operations of the Borrowers on a consolidated basis as of the date or dates and for the period or periods stated. No change has since occurred in the condition, financial or otherwise, of the Borrowers which is reasonably expected to have a Material Adverse Effect, except as disclosed to the Banks in Schedule "2" attached hereto.

     10.7 Liabilities. No Borrower has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed to the Banks in the Financial Statements or on Schedule "3" attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrowers which is reasonably expected to have a Material Adverse Effect.

     10.8 Litigation. Except as described in the Financial Statements, or as otherwise disclosed to the Banks in Schedule "4" attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of the officers of Borrowers threatened against or affecting Borrowers which involves the possibility of any judgment or liability not fully covered by insurance, and which is reasonably expected to have a Material Adverse Effect.

     10.9 Taxes; Governmental Charges. Borrowers have each filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could reasonably be expected to have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP has been provided and levy and execution thereon have been stayed and continue to be stayed.

     10.10 Titles, Etc. Borrowers each have defensible title to all of its respective assets, including without limitation, the Oil and Gas Properties, the Plants and the Systems, free and clear of all liens or other encumbrances except Permitted Liens, except such failure or failures of title which in the aggregate could not reasonably be expected to reduce the Borrowing Base by more than $500,000.

     10.11 Defaults. No Borrower is in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which a Borrower is a party in any respect that would be reasonably expected to have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

     10.12 Casualties; Taking of Properties. Since the dates of the latest Financial Statements of the Borrowers delivered to Banks, neither the business nor the assets or properties of Borrowers have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

     10.13 Use of Proceeds; Margin Stock. The proceeds of the Commitment may be used by the Borrowers for the purposes of (i) refinancing existing debt,
(ii)acquisition, exploration and development of oil and gas properties or entities owning oil and gas properties, (iii)paying for the fees and expenses incurred in connection with the refinancing of this facility, and (iv) providing working capital and financing other general corporate purposes. No Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock " as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G or U.

     No Borrower nor any person or entity acting on behalf of Borrowers has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation G or U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

     10.14 Location of Business and Offices. The principal place of business and chief executive offices of the Borrowers are located at the address stated in
Section 17 hereof.

     10.15 Compliance with the Law. To the best of each Borrower's knowledge, no
Borrower:

          (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which a Borrower, or any of its assets or properties are subject; or

          (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of its business;

     which violation or failure is reasonably expected to have a Material Adverse Effect.

     10.16 No Material Misstatements. No information, exhibit or report furnished by Borrowers to the Banks in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     10.17 ERISA. Borrowers are each in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event", as such term is defined in Section 403 of ERISA, has occurred with respect to any Plan of Borrowers.

     10.18 Public Utility Holding Company Act. No Borrower is a "holding company", or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a" subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     10.19 Investment Company Act Compliance. The Borrowers are not, nor are the Borrowers, or any of them, directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     10.20 Subsidiaries. All of the Borrowers' Subsidiaries are listed on Schedule "5" hereto.

     10.21 Environmental Matters. Except as disclosed on Schedule "6", no Borrower (i) has received notice or otherwise learned of any Environmental Liability which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) has received notice of any threatened or actual liability in connection with the release or notice of any threatened release of any toxic or hazardous waste into the environment which would be reasonably likely to individually or in the aggregate have a Material Adverse Effect or (iii) has received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which a Borrower is or may be liable which may reasonably be expected to result in a Material Adverse Effect.

     10.22 Liens. Except (i) as disclosed on Schedule "1" hereto and (ii) for Permitted Liens, the assets and properties of the Borrowers are free and clear of all liens and encumbrances.

     10.23 Gas Contracts. Except as described on Schedule "7" hereto, the Borrowers (a) are not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay,", "recoupment," or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, and (b) have not produced gas, in any material amount, subject to, and are not, nor are any of the Oil and Gas Properties, subject to balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrowers have established monetary reserves adequate in an amount to satisfy such obligations and have segregated such reserves from other accounts or the Borrowers' balancing obligations in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     10.24 Delhi Oakdale Lateral System. A portion of the Eagle Chief Gas Gathering System is not owned by a Borrower, rather, it is leased pursuant to the Delhi Lease. The primary term of the Delhi Lease has expired, however, the Borrowers' right to use the Delhi Oakdale Lateral System is renewed on a month-to-month basis. The Delhi Oakdale Lateral System is not a critical portion of the Eagle Chief Gas Gathering System. The Delhi Oakdale Lateral System accounts for no more than one percent (1%) of the volume of hydrocarbons flowing through the Eagle Chief Gas Gathering System.

     10.25 Eagle Chief Gas Gathering System. At least ninety percent (90%) of the hydrocarbons flowing through the Gathering System originate from wells directly connected to the Eagle Chief Gas Gathering System or flows through the Eagle Chief Gas Gathering System prior to delivery to the Oklahoma Natural Gas Company's or other purchaser's system.

     10.26  Senior   Subordinated  Notes.  The  Senior  Subordinated  Notes  are
unsecured and are subordinate, in terms of payment and collection, to the Loan.

11. Conditions of Lending.

     11.1 The effectiveness of this Agreement, and the obligation to make the Term Loan or the initial Advance or issue any initial Letter of Credit under the Revolving Commitment shall be subject to satisfaction of the following conditions precedent:

          11.1.1 Due Diligence. The Agent shall have completed its due diligence including, but not limited to, the receipt and review of information, satisfactory to Agent and its counsel, regarding (i) litigation involving any Borrower, and (ii) tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities and management pertaining to or involving any Borrower.

          11.1.2 Execution and Delivery. The Borrowers shall each have executed and delivered the Agreement, the Notes and other required Loan Documents, and the other Security Instruments, all in form and substance satisfactory to the Agent;

          11.1.3 Legal Opinion. The Agent shall have received from Borrowers' legal counsel a favorable legal opinion or opinions in form and substance satisfactory to it as to such other matters as Agent or its counsel may reasonably request;

          11.1.4   Corporate   Resolutions.   The  Agent  shall  have   received
     appropriate certified corporate resolutions of Borrowers;

          11.1.5 Good Standing. The Agent shall have received evidence of existence and good standing for Borrowers;

          11.1.6 Incumbency. The Agent shall have received a signed certificate of Borrowers, certifying the names of the officers of Borrowers authorized to sign loan documents on behalf of Borrowers, together with the true signatures of each such officer. The Agent may conclusively rely on such certificate until the Agent receives a further certificate of Borrowers canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

          11.1.7 Certificate of Incorporation and Bylaws. The Agent shall have received copies of the Certificate of Incorporation of Borrowers and all amendments thereto, certified by the Secretary of State of the State of its incorporation, and a copy of the bylaws of Borrowers and all amendments thereto, certified by Borrowers as being true, correct and complete;

          11.1.8 Priority of Liens. The Agent shall have received satisfactory evidence of the first lien status of the Liens granted by Borrowers to the Banks;

          11.1.9 Letters in Lieu. The Agent shall have received undated letters in lieu of transfer orders, in form and substance satisfactory to the Agent, from the Borrowers to each purchaser of hydrocarbons and disburser of proceeds of hydrocarbons from and attributable to the Oil and Gas Properties, together with additional letters with the addresses left blank, authorizing and directing the addressees to make future payments attributable to the hydrocarbons from the Oil and Gas Properties directly to the Agent for the benefit of the Banks, all as required by Section 6 hereof;

          11.1.10 Payment of Fees and Expenses. The Agent shall have received payment of all fees and expenses due from Borrowers as of the Effective Date, including any agreed upon "agency fee";

          11.1.11 Representation and Warranties. The representations and warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

          11.1.12 No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

          11.1.13 No Judgments of Material Litigation. No order, decree, judgment, ruling or injunction which restrains the consummation of this transaction in the manner contemplated hereby, and no pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect the Borrowers or their subsidiaries, from performing any transaction contemplated hereby or could materially and adversely affect the ability of the Borrowers and their subsidiaries to perform their or its obligations under the Loan Documents or the ability of the Banks to exercise their rights under the Loan Documents;

          11.1.14 No Adverse Change. There shall have not occurred a material adverse change since the most recently ended fiscal year for which a review has been completed in the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrowers (or any Borrower) and their subsidiaries, or in the facts and information regarding such entities as represented to date;

          11.1.15 Borrowers' Ability to Meet Financial Needs. Agent shall be reasonably satisfied that the amount of committed financing available to the Borrowers shall be sufficient to meet the ongoing financing needs of the Borrowers' and their subsidiaries;

          11.1.16 Other Documents. Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent;

          11.1.17 Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of the Borrowers; and

          11.1.18 Absence of Material Change in Financial Markets. There shall not have occurred and be continuing any material disruption of or a material adverse change in conditions in the financial, banking, or capital markets which the Agent, in its sole discretion, deems material in connection with the syndication of this credit facility.

     11.2 The obligation of the Banks to make any Advance or issue any Letter of Credit under the Revolving Commitment (including the initial Advance) shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

          11.2.1 Representation and Warranties. The representations and warranties of Borrowers under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

          11.2.2 No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default;

          11.2.3  Other   Documents.   Agent  shall  have  received  such  other
     instruments and documents incidental and appropriate to the transaction provided for herein as Agent or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Agent; and

          11.2.4 Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Agent retained at the expense of Borrowers.

12. Affirmative Covenants. A deviation from the provisions of this Section 12 shall not constitute a Default or Event of Default under this Agreement if such deviation is consented to in writing by the required percentage of the Banks prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this Section 12 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents.

     12.1 Financial Statements and Reports. Borrowers shall promptly furnish to the Agent from time to time upon request such information regarding the business and affairs and financial condition of Borrowers, as the Agent may reasonably request, and will furnish to the Agent:

          12.1.1 Annual Audited Financial Statements. As soon as available, and in any event within one hundred and twenty (120) days after the close of each fiscal year beginning with the fiscal year ended December 31, 2001, the annual audited consolidated Financial Statements of Borrowers, prepared in accordance with GAAP accompanied by an unqualified opinion rendered by an independent accounting firm reasonably acceptable to the Agent;

          12.1.2 Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each calendar quarter of each year, the quarterly unaudited consolidated and consolidating Financial Statements of Borrowers prepared in accordance with GAAP;

          12.1.3 Report on Properties. As soon as available and in any event on or before April 1 and October 1 of each calendar year, and at such other times as any Bank, in accordance with Section 7.2 hereof, may request, the engineering reports required to be furnished to the Agent under such
     Section 7.2 on the Oil and Gas Properties;

          12.1.4 Quarterly Production Reports. Within forty-five (45) days after the end of each calendar quarter, a quarterly report, in form and substance satisfactory to the Agent, indicating the immediately preceding month's sales volume, sales revenues, production taxes, operating expense and net operating income from or attributable to the Oil and Gas Properties, and any material gas balance liabilities of a Borrower, with detailed calculations and worksheets, and, in the case of take or pay or prepayment agreements during such month, provide copies of the same, all in form and substance satisfactory to Agent; and

          12.1.5 Additional Information. Promptly upon request of the Agent from time to time any additional financial information or other information that the Agent may reasonably request.

All such reports, information, balance sheets and Financial Statements referred to in Subsection 12.1above shall be in such detail as the Agent may reasonably request and shall be prepared in a manner consistent with the Financial Statements.

     12.2 Certificates of Compliance. Concurrently with the furnishing of the annual audited Financial Statements pursuant to Subsection 12.1.1 hereof and the quarterly unaudited Financial Statements pursuant to Subsection 12.1.2 hereof for the months coinciding with the end of each calendar quarter, Borrowers will furnish or cause to be furnished to the Agent a certificate in the form of Exhibit "C" attached hereto, signed by the President or Chief Financial Officer of each Borrower, (i) stating that each Borrower has fulfilled in all material respects its obligations under the Notes and the Loan Documents, including this Agreement, and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if a Default has occurred, specifying the Default and the nature and status thereof; (ii) to the extent requested from time to time by the Agent, specifically affirming compliance of each Borrower in all material respects with any of its representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) setting forth the computation, in reasonable detail as of the end of each period covered by such certificate, of compliance with Sections 13.1.2, 13.1.3, and 13.1.4 and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

     12.3 Taxes and Other Liens. The Borrowers will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Borrowers, or upon the income or any assets or property of Borrowers, as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrowers and which could reasonably be expected to result in a Material Adverse Effect; provided, however, that no Borrower shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed and if Borrowers shall have set up adequate reserves therefor, if required, under GAAP.

     12.4 Compliance with Laws. Borrowers will observe and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

     12.5 Further Assurances. Upon Agent's request, the Borrowers will cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Notes and the Loan Documents, including this Agreement. The Borrowers at their sole expense will promptly execute and deliver to Agent upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

     12.6 Performance of Obligations. The Borrowers will pay the Notes and other obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrowers will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Borrowers under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

     12.7 Insurance. The Borrowers now maintain and will continue to maintain insurance with financially sound and reputable insurers with respect to its assets against such liabilities, fires, casualties, risks and contingencies and in such types and amounts as is customary in the case of persons engaged in the same or similar businesses and similarly situated. Upon request of the Agent, the Borrowers will furnish or cause to be furnished to the Agent from time to time a summary of the respective insurance coverage of Borrowers in form and substance satisfactory to the Agent, and, if requested, will furnish the Agent copies of the applicable policies. Upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, (ii) to provide for insurance against fire, casualty and other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated business and properties) of the property insured, and (iii) to provide for such other matters as the Agent may reasonably require. Additionally, the Borrowers shall at all times maintain adequate insurance with respect to all of its other assets and wells in accordance with prudent business practices.

     12.8 Accounts and Records. Borrowers will keep books, records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes suggested by such Borrowers' auditors.

     12.9 Right of Inspection. Borrowers will permit any officer, employee or agent of the Banks to examine Borrowers' books, records and accounts, and take copies and extracts therefrom, all at such reasonable times during normal business hours and as often as the Banks may reasonably request. The Banks will use best efforts to keep all Confidential Information (as herein defined) confidential and will not disclose or reveal the Confidential Information or any part thereof other than (i) as required by law, and (ii) to the Banks', and the Banks' subsidiaries', Affiliates, officers, employees, legal counsel and regulatory authorities or advisors to whom it is necessary to reveal such information for the purpose of effectuating the agreements and undertakings specified herein or as otherwise required in connection with the enforcement of the Banks' and the Agent's rights and remedies under the Notes, this Agreement and the other Loan Documents. As used herein, "Confidential Information" means information about the Borrowers furnished by the Borrowers to the Banks, but does not include information (i) which was publicly known, or otherwise known to the Banks, at the time of the disclosure, (ii) which subsequently becomes publicly known through no act or omission by the Banks, or (iii) which otherwise becomes known to the Banks, other than through disclosure by the Borrowers.

     12.10 Notice of Certain Events. The Borrowers shall promptly notify the Agent if Borrowers learn of the occurrence of (i) any event which constitutes a Default or Event of Default together with a detailed statement by Borrowers of the steps being taken to cure such Event of Default; (ii) any legal, judicial or regulatory proceedings affecting Borrowers, or any of the assets or properties of Borrowers which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) any dispute between Borrowers and any governmental or regulatory body or any other Person or entity which, if adversely determined, might reasonably be expected to cause a Material Adverse Effect; (iv) any event or circumstance which requires the prepayment, purchase or redemption of any outstanding public note issue, whether issued prior or subsequent to the Effective Date, with a detailed statement of steps being taken to cure such Default or Event of Default, or (v) any other matter which in Borrowers' reasonable opinion could have a Material Adverse Effect.

     12.11 ERISA Information and Compliance. The Borrowers will promptly furnish to the Agent immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the chief financial officer of Borrowers specifying the nature thereof, what action Borrowers are taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

     12.12 Environmental Reports and Notices. The Borrowers will deliver to the Agent (i) promptly upon its becoming available, one copy of each report sent by Borrowers to any court, governmental agency or instrumentality pursuant to any Environmental Law pertaining to environmental matters which could expose the Borrowers or any Borrower to liability in excess of $500,000 for any individual occurrence or in the aggregate, (ii) notice, in writing, promptly upon Borrowers' receipt of notice or otherwise learning of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which reasonably could be expected to have a Material Adverse Effect; (y) the release or threatened release of any toxic or hazardous waste into the environment which reasonably could be expected to have a Material Adverse Effect or which release Borrower would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrowers, and Borrowers shall immediately deliver a copy of any such notice to Agent.

     12.13 Compliance and Maintenance. The Borrowers will (i) observe and comply in all material respects with all Environmental Laws; (ii) except as provided in Subsections 12.15 and 12.16 below, maintain the Oil and Gas Properties and other assets and properties in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to the Oil and Gas Properties and other assets and properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times in the opinion of the Borrowers exercised in good faith; (iii) take or cause to be taken whatever actions are necessary or desirable to prevent an event or condition of default by Borrowers under the provisions of any gas purchase or sales contract or any other contract, agreement or lease comprising a part of the Oil and Gas Properties or other collateral security hereunder which default could reasonably be expected to result in a Material Adverse Effect; and (iv) furnish Agent upon request evidence satisfactory to Agent that there are no Liens, claims or encumbrances on the Oil and Gas Properties, except laborers', vendors', repairmen's, mechanics', worker's, or materialmen's liens arising by operation of law or incident to the construction or improvement of property if the obligations secured thereby are not yet due or are being contested in good faith by appropriate legal proceedings or Permitted Liens.

     12.14 Operation of Properties.  Except as provided in Subsection  12.15 and
12.16 below, the Borrowers will operate, or use reasonable efforts to cause to be operated, all Oil and Gas Properties in a careful and efficient manner in accordance with the practice of the industry and in compliance in all material respects with all applicable laws, rules, and regulations, and in compliance in all material respects with all applicable proration and conservation laws of the jurisdiction in which the properties are situated, and all applicable laws, rules, and regulations, of every other agency and authority from time to time constituted to regulate the development and operation of the properties and the production and sale of hydrocarbons and other minerals therefrom; provided, however, that the Borrowers shall have the right to contest in good faith by appropriate proceedings, the applicability or lawfulness of any such law, rule or regulation and pending such contest may defer compliance therewith, as long as such deferment shall not subject the properties or any part thereof to foreclosure or loss.

     12.15 Compliance with Leases and Other Instruments. The Borrowers will pay or cause to be paid and discharge all rentals, delay rentals, royalties, production payment, and indebtedness required to be paid by Borrowers (or required to keep unimpaired in all material respects the rights of Borrowers in the Oil and Gas Properties) accruing under, and perform or cause to be performed in all material respects each and every act, matter, or thing required of Borrowers by each and all of the assignments, deeds, leases, subleases, contracts, and agreements in any way relating to Borrowers or any of the Oil and Gas Properties and do all other things necessary of Borrowers to keep unimpaired in all material respects the rights of Borrowers thereunder and to prevent the forfeiture thereof or default thereunder; provided, however, that nothing in this Agreement shall be deemed to require Borrowers to perpetuate or renew any oil and gas lease or other lease by payment of rental or delay rental or by commencement or continuation of operations nor to prevent Borrowers from abandoning or releasing any oil and gas lease or other lease or well thereon when, in any of such events, in the opinion of Borrowers exercised in good faith, it is not in the best interest of the Borrowers to perpetuate the same.

     12.16 Certain Additional Assurances Regarding Maintenance and Operations of Properties. With respect to those Oil and Gas Properties which are being operated by operators other than the Borrowers, the Borrowers shall not be obligated to perform any undertakings contemplated by the covenants and agreement contained in Subsections 12.15 and/or this 12.16 hereof which are performable only by such operators and are beyond the control of the Borrowers; however, the Borrowers agree to promptly take all reasonable actions available under any operating agreements or otherwise to bring about the performance of any such material undertakings required to be performed thereunder.

     12.17 Title Matters. Within thirty (30) days after the Effective Date with respect to the Oil and Gas Properties listed on Schedule "8" hereto, Borrowers shall furnish Agent with title opinions and/or title information reasonably satisfactory to Agent showing defensible title of the applicable Borrower to such Oil and Gas Properties subject only to the Permitted Liens. As to any Oil and Gas Properties hereafter mortgaged to Agent, Borrowers will promptly (but in no event more than thirty (30) days following such mortgaging), furnish Agent with title opinions and/or title information reasonably satisfactory to Agent covering a sufficient value of such Oil and Gas Properties to maintain the required level of title coverage at 80% of the Engineered Value of the total Oil and Gas Properties covered by Security Instruments. Said title information shall show defensible title of the applicable Borrower to such Oil and Gas Properties subject only to Permitted Liens.

     12.18 Curative Matters. Within sixty (60) days after the Effective Date with respect to matters listed on Schedule "9" and, thereafter, within sixty
(60) days after receipt by Borrowers from Agent or its counsel of written notice of title defects the Agent reasonably requires to be cured, Borrowers shall either (i) provide such curative information, in form and substance satisfactory to Agent, or (ii) substitute Oil and Gas Properties of value and quality satisfactory to the Agent for all of Oil and Gas Properties for which such title curative was requested but upon which Borrowers elected not to provide such title curative information, and, within sixty (60) days of such substitution, provide title opinions or title information satisfactory to the Agent covering the Oil and Gas Properties so substituted.

     12.19 Change of Principal Place of Business. Borrowers shall give Agent at least thirty (30) days prior written notice of its intention to move its principal place of business from the address set forth in Section 17 hereof.

     12.20 Operating Accounts. Borrowers shall establish and maintain with Agent one or more operating accounts (the "Operating Accounts"), the maintenance of each of which shall be subject to such rules and regulations as the Agent shall from time to time specify. Such Operating Accounts shall be the primary oil and gas operating account of the Borrowers and such accounts shall be maintained with the Agent until all amounts due hereunder and under the Notes have been paid in full. The Borrowers hereby grant a security interest to Banks in and to the Operating Accounts and all checks, drafts and other items ever received by any Bank for deposit therein. If any Event of Default shall occur and be continuing, Agent shall have the immediate right, without prior notice or demand, to take and apply against the Borrowers' obligations hereunder any and all funds legally and beneficially owned by the Borrowers then or thereafter on deposit in the Operating Accounts for the ratable benefit of the Banks.

     12.21 Mortgages to Achieve Required Percentage. To the extent Borrowers do not have, as of the date hereof, at least 70% of (i) the Borrowers' aggregate present worth in proved developed producing properties, as determined by Borrowers' most recent engineering report plus (ii) the properties acquired from Farrar Oil Company, currently encumbered by a mortgage or deed of trust in favor of Banks, Borrower shall provide the Agent within forty-five (45) days from the date hereof with such information necessary to prepare a mortgage or deed of trust to encumber same and shall promptly execute upon request any and all such mortgages or deeds of trust as the case may be.

     12.22 Additional Property. Borrowers shall, within five (5) days after receiving a written request thereof from Agent, execute and deliver, or cause to be executed and delivered, such mortgages, deeds of trust, instruments, security agreements, assignments, financing statements, and other documents, as may be reasonably necessary in the opinion of Agent and Agent's counsel, to grant Agent valid first mortgage liens and first, prior and perfected security interests in and to additional oil and gas properties of such value as Agent shall deem necessary to provide additional security for full and prompt payment of all amounts owed hereunder and under the Notes. At Agent's option and on request therefor, Borrowers will furnish Agent title opinions covering such additional oil and gas properties prepared by counsel not employed by Borrowers (or such other evidence to Borrowers' ownership thereof and their revenue interest therein or attributable thereto as Agent may reasonably require), in form and substance satisfactory to Agent, subject only to title defects approved by Agent.

     12.23 Eagle Chief Gas Gathering System. Substantially maintain the current levels of throughput from wells directly connected to the Eagle Chief Gas Gathering System.

     12.24 Letters In Lieu of Transfer Orders. The Borrowers shall promptly upon the reasonable request of the Agent, at any time and from time to time and without limitation on the rights of Agent in accordance with Section 6.3 hereof, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrowers and delivered to the Agent in satisfaction of the conditions set forth in Sections 6.3 and 11.1.9 hereof, as are necessary or appropriate to transfer and deliver to the Agent for the benefit of the Banks proceeds from or attributable to any Oil and Gas Property or other Collateral; provided, however, that such letters shall only be delivered to the addressees thereof in accordance with the provision of Section 6.3 hereof.

     12.25 Division Orders. The Borrowers shall promptly upon request by the Agent at any time and from time to time following the occurrence of any Event of Default and without limitations on the rights of the Agent in accordance with
Section 6.3 hereof, execute such division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent for the ratable benefit of the Banks proceeds from the sale of hydrocarbon production from or attributable to any Oil and Gas Property; provided, however, that the Banks shall only send or deliver such division orders and/or transfer orders in accordance with Section 6.3 hereof.

     12.26 Take or Pay Agreement. The Borrowers shall, in connection with their delivery of the engineering reports required by Sections 7 and 12 hereof, deliver to Agent copies of contracts or other agreements concerning "take or pay" and "prepayment", and provide notice of all gas balance liabilities of the Borrowers.

13. Negative Covenants. A deviation from the provisions of this Section 13 shall not constitute a Default or an Event of Default under this Agreement if such deviation is consented to in writing by the Majority Banks prior to the date of deviation. The Borrowers will at all times comply with the covenants contained in this Section 13 from the date hereof and for so long as the Commitment is in existence or any amount is owed to the Agent or the Banks under this Agreement or the other Loan Documents.

     13.1 Negative Pledge. No Borrower shall, without the prior written consent of the Majority Banks:

          13.1.1 create, incur, assume or permit to exist any Lien, security interest or other encumbrance on any of its assets or properties except Permitted Liens; or

          13.1.2 sell, lease, transfer or otherwise dispose of, in any fiscal year, any of its assets except for (A) sales, leases, transfers or other dispositions made in the ordinary course of Borrowers' oil and gas businesses, and (B) sales, leases or transfers or other dispositions made by Borrowers during any fiscal year, one or any series of transactions, the aggregate value of which does not exceed $5,000,000.00 in any such year if, and only if, such sale, lease, transfer or other disposition does not result in the occurrence of a Default or Event of Default;

     13.2 Current Ratio. Borrowers shall not allow their ratio of consolidated Current Assets to consolidated Current Liabilities to be less than 1.0 to 1.0 as of the end of any fiscal quarter.

     13.3 Ratio of Debt to Minimum Tangible Net Worth. The Borrowers will not allow their ratio of consolidated Debt to consolidated Tangible Net Worth to ever be greater than 1.0 to 1.0 as of the end of any fiscal quarter. For the purposes of this ratio, "Debt" is calculated as total indebtedness less the Senior Subordinated Notes.

     13.4 Minimum  Debt  Service  Coverage  Ratio.  Beginning  with the calendar
quarter   ending   December  31,  2001,  the  Borrowers  will  not  allow  their consolidated Debt Service Coverage Ratio to ever be less than 1.20 to 1.0.

     13.5 Consolidations and Mergers. No Borrower will consolidate or merge with or into any other Person, except that a Borrower may merge with another Person if such Borrower is the surviving entity in such merger and if, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     13.6 Debts, Guaranties and Other Obligations. Without the consent of Majority Banks, no Borrower will incur, create, assume, suffer to exist or in any manner become or be liable in respect of any indebtedness, nor will a Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to:

          (i)  the  Notes  and  any  renewal  or  increase  thereof,   or  other
     indebtedness of the Borrowers heretofore disclosed to Banks in the Borrowers' Financial Statements or on Schedule "3" hereto; or

          (ii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or

          (iii) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business, including, but not limited to indebtedness for drilling, completing, leasing and reworking oil and gas wells or the treatment, distribution, transportation of sale of production therefrom and loans or lending transactions in which the outstanding principal balance does not exceed $500,000 at any time and which does not result in the imposition of a Lien other than a Permitted Lien; or;

          (iv) indebtedness currently outstanding issued pursuant to an indenture governing the Senior Subordinated Notes and any other indebtedness issued pursuant to an indenture providing for the sale of notes to the public not exceeding the face amount of $150,000,000.00, which indebtedness (A) is expressly subordinated (to the satisfaction of Majority Banks) to all obligations owed the Banks hereunder and under the Notes, (B) is issued by the Borrowers or an Affiliate of the Borrowers, within one hundred eighty (180) days of the Effective Date, and (C) the net proceeds of which are used in part to repay or reduce the outstanding balance on the Notes, said indebtedness to be approved in advance by Majority Banks, which approval will not be unreasonably withheld; or

          (v) other indebtedness owed to Affiliates of Borrowers which is expressly made subordinate to the indebtedness owed hereunder and under the Notes, which subordination is approved in advance by Majority Banks, which approval will not be unreasonably withheld; or

          (vi) any renewals or extensions of (but not increases in) any of the foregoing.

     13.7 Dividends or Distributions. No Borrower will declare, pay or make, whether in cash or property (excluding stock dividends), or set aside or apply any money or assets to pay or make any dividend or distribution during any fiscal year except the foregoing restriction shall not apply to (i) cash dividends paid by Resources to its shareholders in amounts equal to each such shareholders' allocable share of federal or state income taxes attributable to Resources taxable net income and (ii) dividends made by Gas to Resources. Provided, however, that no dividend shall be made by a Borrower if an Event of Default has occurred and is continuing or would occur as a result of the making of such dividends. Resources shall provide the Agent at least annually with sufficient information from which Agent can verify all shareholders' allocable share of such income taxes.

     13.8 Loans and Advances. No Borrower shall make or permit to remain outstanding any loans or advances made by a Borrower to or in any person or entity, except that the foregoing restriction shall not apply to:

          (i) loans or advances to any person, the material details of which have been set forth in the Financial Statements of the Borrowers heretofore furnished to Banks; or

          (ii) advances made in the ordinary course of Borrowers' oil and gas business; or

          (iii) loans or advances among Borrowers; or

          (iv) loans or advances not to exceed $2,000,000 in the aggregate to Affiliates of the Borrowers.

     13.9 Sale or Discount of Receivables. No Borrower will discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts receivable except for such discounts or sales not exceeding $250,000 in any fiscal year.

     13.10 Nature of Business. No Borrower will permit any material change to be made in the character of its business as carried on at the date hereof.

     13.11 Transactions with Affiliates. No Borrower will enter into any transaction with any Affiliate (other than Borrower), except transactions upon terms that are no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

     13.12 Hedging Transactions. No Borrower will enter into any transaction providing (i) for the hedging, forward sale, swap or any deviation thereof of crude oil or natural gas or other commodities, or (ii) for a swap, collar, floor, cap, option, corridor, or other contract which is intended to reduce or eliminate the risk of fluctuation in interest rates, as such terms are referred to in the capital markets, except the foregoing prohibitions shall not apply to
(x) transactions consented to in writing by the Banks which are on terms acceptable to the Banks, or (y) Pre-Approved Contracts. The term "Pre-Approved Contracts" as used herein shall mean any contract or agreement (i) to hedge, forward, sell or swap crude oil or natural gas or otherwise sell up to 50% of the Borrowers' monthly production forecast for all of Borrowers', proved and producing oil and gas properties for the period covered by the proposed hedging transaction, and (ii) with a maturity of twelve (12) months or less.

     13.13 Investments. No Borrower shall make any investments in any person or entity, except such restriction shall not apply to:

          (i) investments and direct obligations of the United States of America or any agency thereof;

          (ii) investments in certificates of deposit issued by the Banks or certificates of deposit with maturities of less than one year, issued by other commercial banks in the United States having capital and surplus in excess of $100,000,000.00; or

          (iii) investments in money market funds, LIBOR investment accounts and other similar accounts at Agent or such investment with maturities of less than ninety (90) days at other commercial banks having capital and surplus in excess of $100,000,000.00; or

          (iv) investments in oil and gas properties and Systems and Plants; or

          (v) acquisitions of controlling interests in entities engaged primarily in owning and/or operating oil and gas properties not exceeding in the aggregate the sum of $5,000,000.00 inclusive of any amount invested pursuant to Section 13.1.14(iv) above; or

          (vi)  investments  by  Borrowers  and  their   Subsidiaries   made  in
     third-party entities by way of capital contributions, loans or advances which do not exceed $250,000 in the aggregate outstanding at any time.

     13.14 Amendment to Articles of Incorporation or Bylaws. No Borrower will permit any amendment to, or any alteration of, its Articles of Incorporation or Bylaws, which amendment or alteration could reasonably be expected to have a Material Adverse Effect.

     13.15 Leases. With the exception of the lease agreement, as it currently exists, with Harold Hamm regarding The Continental Center North Building located in Enid, Oklahoma, the Borrowers will not enter into or agree to enter into, any rental or lease agreement resulting or which would result in aggregate rental or lease payments of the Borrowers exceeding $250,000 in the aggregate in any fiscal year of the Borrowers under all rental or lease agreement under which a Borrower is a lessee of the property or assets covered thereby; provided, however, that the foregoing restriction shall not apply to oil, gas and mineral leases or permits or similar agreements entered into in the ordinary course of business or orders of any governmental authority adjudicating the rights or pooling the interests of the owners of oil and gas properties or lease agreements in effect as of the date hereof.

     13.16 Senior Subordinated Notes. Notwithstanding any other provision contained in the Agreement to the contrary, the Borrowers shall not purchase, repurchase or otherwise acquire Senior Subordinated Notes in excess of $10,000,000.00 during the term hereof, without prior written approval of the Banks.

     13.17  Speculative   Trading.   The  Borrowers  shall  not  engage  in  any
speculative trading activity which exposes the Borrowers to risks in excess of $1,000,000.00.

14. Events of Default. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

     14.1 The Borrowers shall fail to pay when due or declared due the principal of, and the interest on, the Notes, or any fee or any other indebtedness of the Borrowers incurred pursuant to this Agreement or any other Loan Document and such failure to pay continued five (5) days after notice is given by Agent; or

     14.2 Any representation or warranty made by Borrowers under this Agreement, or in any certificate or statement furnished or made to the Banks pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrowers under any Loan Document, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

     14.3 Default shall be made in the due observance or performance of any of the covenants or agreements of the Borrowers contained in the Loan Documents, including this Agreement (excluding covenants contained in Sections 12 and 13 of the Agreement for which there is no cure period), and such default shall continue for more than thirty (30) days after notice thereof from Agent to Borrowers; or

     14.4 Default shall be made in the due observance or performance of the covenants of Borrowers contained in Sections 12 and 13 of this Agreement for which it is impossible for Borrower to cure such a default; or

     14.5 Default shall be made in respect of any obligation for borrowed money in excess of $250,000, other than the Notes (including, but not limited to, the Senior Subordinated Notes) for which Borrowers are liable (directly, by assumption, as guarantor or otherwise), or any obligations secured by any mortgage, pledge or other security interest, lien, charge or encumbrance with respect thereto, on any asset or property of Borrowers in respect of any agreement relating to any such obligations unless Borrowers are not liable for same (i.e., unless remedies or recourse for failure to pay such obligations is limited to foreclosure of the collateral security therefor), and if such default shall continue beyond the applicable grace period, if any; or

     14.6 Borrowers shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

     14.7 An involuntary case or other proceeding, shall be commenced against Borrowers seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrowers under the federal bankruptcy laws as now or hereinafter in effect; or

     14.8 A final judgment or order for the payment of money in excess of $1,500,000 (or judgments or orders aggregating in excess of $1,500,000) shall be rendered against Borrowers and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days; or

     14.9 In the event the Total Outstandings shall at any time exceed the Borrowing Base established for the Revolving Notes, and the Borrowers shall fail to comply with the provisions of Section 9.2 hereof; or

     14.10 A Change of Management shall occur; or

     14.11 Any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby and such occurrence would have a Material Adverse Effect; or

     14.12 The good faith determination by the Agent that a Material Adverse Effect has occurred or will occur or that the value of the Collateral has, or will be, materially decreased.

     Upon occurrence of any Event of Default specified in Subsections 14.1, 14.2, 14.3, 14.4, 14.6, 14.7 and 14.9 hereof, the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of the Borrowers hereunder, shall become immediately due and payable all without notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Borrowers. In any other Event of Default, the Agent, upon request of Majority Banks, shall deliver written notice of such Event of Default and offer the Borrowers thirty (30) days to cure said Event of Default to Agent's satisfaction. In the event the Event of Default is not cured after the expiration of this "cure" period (or upon the occurrence of an Event of Default for which there is no "cure" period), the Agent, upon request of Majority Banks, shall by notice to the Borrowers declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which the Borrowers hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding. Nothing contained in this Section 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Note, or any other document executed in connection with the transaction contemplated herein.

     Upon the occurrence and during the continuance of any Event of Default, the Banks are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Banks to or for the credit or the account of the Borrowers against any and all of the indebtedness of the Borrowers under the Notes and the Loan Documents, including this Agreement, irrespective of whether or not the Banks shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by any of the Banks shall be applied against the indebtedness owed the Banks by the Borrowers pursuant to this Agreement and the Notes. The Banks agree promptly to notify the Borrowers after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have.

15. The Agent and the Banks.

     15.1 Appointment and Authorization. Each Bank hereby appoints Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Bank in and under all Loan Documents; (ii) to arrange the means whereby the funds of Banks are to be made available to the Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Bank under the Loan Documents (when such Bank is entitled to make such request under the Loan Documents); (iv) to receive all documents and items to be furnished to Banks under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Banks; (vi) to promptly distribute to each Bank all material information, requests, documents and items received from the Borrowers under the Loan Documents; (vii) to promptly distribute to each Bank such Bank's Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents and (viii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Banks. Each Bank hereby authorizes Agent to take all actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. With respect to its commitments hereunder and the Notes issued to it, Agent and any successor Agent shall have the same rights under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Agent and any successor Agent in its capacity as a Bank. Agent and any successor Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrowers, and any person which may do business with the Borrowers, all as if Agent and any successor Agent was not Agent hereunder and without any duty to account therefor to the Banks; provided that, if any payments in respect of any property (or the proceeds thereof) now or hereafter in the possession or control of Agent which may be or become security for the obligations of the Borrowers arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other business shall be applied to reduction of the obligations of the Borrowers arising under the Loan Documents, then each Bank shall be entitled to share in such application according to its pro rata part thereof. Each Bank, upon request of any other Bank, shall disclose to all other Banks all indebtedness and liabilities, direct and contingent, of the Borrowers to such Bank as of the time of such request.

     15.2 Note Holders. From time to time as other Banks become a party to this Agreement, Agent shall obtain execution by the Borrowers of additional Notes in amounts representing the Commitment of each such new Bank, up to an aggregate face amount of all Revolving Notes not exceeding $45,700,000.00 and up to an aggregate face amount of all Term Notes not exceeding $24,300,000.00. The obligation of such Bank shall be governed by the provisions of this Agreement, including but not limited to, the obligations specified in Section 2 hereof. From time to time, Agent may require that the Banks exchange their Notes for newly issued Notes to better reflect the Commitments of the Banks. Agent may treat the payee of any Note as the holder thereof until written notice of transfer has been filed with it, signed by such payee and in form satisfactory to Agent.

     15.3 Consultation with Counsel. Banks agree that Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     15.4 Documents. Agent shall not be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto or in connection therewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

     15.5 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving written notice thereof to Banks and the Borrowers, and Agent may be removed at any time with or without cause by all Banks. If no successor Agent has been so appointed by all Banks (and approved by the Borrowers) and has accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent. Any successor Agent must be approved by Borrowers, which approval will not be unreasonably withheld. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent, shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 15 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent. To be eligible to be an Agent hereunder the party serving, or to serve, in such capacity must own a Pro Rata Part of the Commitments equal to the level of Commitment required to be held by any Bank pursuant to Section 28 hereof.

     15.6 Responsibility of Agent. It is expressly understood and agreed that the obligations of Agent under the Loan Documents are only those expressly set forth in the Loan Documents as to each and that Agent, shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless Agent has actual knowledge of such fact or has received notice from a Bank or the Borrowers that such Bank or the Borrowers considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Agent shall not incur liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable.

     Agent shall not be responsible to Banks for any of the Borrowers' recitals, statements, representations or warranties contained in any of the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any Bank under, the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of or any of the Loan Documents or for any failure by the Borrowers to perform any of its obligations hereunder or thereunder. Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     The relationship between Agent and each Bank is only that of agent and principal and has no fiduciary aspects. Nothing in the Loan Documents or elsewhere shall be construed to impose on Agent any duties or responsibilities other than those for which express provision is therein made. In performing its duties and functions hereunder, Agent does not assume and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for the Borrower or any of its beneficiaries or other creditors. As to any matters not expressly provided for by the Loan Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Banks and such instructions shall be binding upon all Banks and all holders of the Notes; provided, however, that Agent shall not be required to take any action which is contrary to the Loan Documents or applicable law.

     Agent shall have the right to exercise or refrain from exercising, without notice or liability to the Banks, any and all rights afforded to Agent by the Loan Documents or which Agent may have as a matter of law; provided, however, Agent shall not (i) except as provided in Section 7.2 hereof, without the consent of Majority Banks designate the amount of the Borrowing Base or (ii) without the consent of Majority Banks, take any other action with regard to amending the Loan Documents, waiving any default under the Loan Documents or taking any other action with respect to the Loan Documents which requires consent of all Banks. Provided further, however, that no amendment, waiver, or other action shall be effected pursuant to the preceding clause (ii) without the consent of the Banks which: (i) would increase the Borrowing Base, (ii) would reduce any fees hereunder, or the principal of, or the interest on, any Bank's Note or Notes, (iii) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Bank's Note or Notes, (iv) would materially increase any Bank's obligations hereunder or would materially alter Agent's obligations to any Bank hereunder, (v) would release Borrowers from their obligation to pay any Bank's Note or Notes or to honor the terms of any guaranty agreement executed in conjunction herewith, (vi) release any of the Collateral, (vii) would change the definition of all Banks, (viii) would amend, modify or change any provision of this Agreement requiring the consent of all the Banks, (ix) would waive any of the conditions precedent to the Effective Date or the making of any Loan or issuance of any Letter of Credit or (x) would extend the Revolving Maturity Date or (xi) would amend this sentence or the previous sentence. Agent shall not have liability to Banks for failure or delay in exercising any right or power possessed by Agent pursuant to the Loan Documents or otherwise unless such failure or delay is caused by the gross negligence of the Agent, in which case only the Agent responsible for such gross negligence shall have liability therefor to the Banks.

     15.7 Independent Investigation. Each Bank severally represents and warrants to Agent that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrowers in connection with the making and continuation of its participation hereunder and has not relied exclusively on any information provided to such Bank by Agent in connection herewith, and each Bank represents, warrants and undertakes to Agent that it shall continue to make its own independent appraisal of the credit worthiness of the Borrowers while the Notes are outstanding or its commitments hereunder are in force. Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Other than as provided in this Agreement, Agent shall not have any duty, responsibility or liability to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers which may come into the possession of Agent.

     15.8 Indemnification. Banks agree to indemnify Agent, ratably according to their respective Commitments on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any proper and reasonable kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Each Bank shall be entitled to be reimbursed by the Agent for any amount such Bank paid to Agent under this
Section 15.8 to the extent the Agent has been reimbursed for such payments by the Borrowers or any other Person. The parties intend for the provisions of this Section to apply to and protect the Agent from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing or concurring cause of any such liability.

     15.9 Benefit of Section 15. The agreements contained in this Section 15 are solely for the benefit of Agent and the Banks and are not for the benefit of, or to be relied upon by, the Borrowers, any affiliate of the Borrowers or any other person.

     15.10 Pro Rata Treatment. Subject to the provisions of this Agreement, each payment (including each prepayment) by the Borrowers and collection by Banks (including offsets) on account of the principal of and interest on the Notes and fees provided for in this Agreement, payable by the Borrowers shall be made Pro Rata; provided, however, in the event that any Defaulting Bank shall have failed to make an Advance as contemplated under Section 3 hereof and Agent or another Bank or Banks shall have made such Advance, payment received by Agent for the account of such Defaulting Bank or Banks shall not be distributed to such Defaulting Bank or Banks until such Advance or Advances shall have been repaid in full to the Bank or Banks who funded such Advance or Advances.

     15.11 Assumption as to Payments. Except as specifically provided herein, unless Agent shall have received notice from the Borrowers prior to the date on which any payment is due to Banks hereunder that the Borrowers will not make such payment in full, Agent may, but shall not be required to, assume that the Borrowers have made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have so made such payment in full to Agent, each Bank shall repay to Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Agent, at the interest rate applicable to such portion of the Revolving Loan.

     15.12 Other Financings. Without limiting the rights to which any Bank otherwise is or may become entitled, such Bank shall have no interest, by virtue of this Agreement or the Loan Documents, in (a) any present or future loans from, letters of credit issued by, or leasing or other financial transactions by, any other Bank to, on behalf of, or with the Borrowers (collectively referred to herein as "Other Financings") other than the obligations hereunder;
(b) any present or future guarantees by or for the account of the Borrowers which are not contemplated by the Loan Documents; (c) any present or future property taken as security for any such Other Financings; or (d) any property now or hereafter in the possession or control of any other Bank which may be or become security for the obligations of the Borrowers arising under any loan document by reason of the general description of indebtedness secured or property contained in any other agreements, documents or instruments relating to any such Other Financings.

     15.13 Interests of Banks. Nothing in this Agreement shall be construed to create a partnership or joint venture between Banks for any purpose. Agent, Banks and the Borrowers recognize that the respective obligations of Banks under the Commitment shall be several and not joint and that neither Agent nor any of Banks shall be responsible or liable to perform any of the obligations of the other under this Agreement. Each Bank is deemed to be the owner of an undivided interest in and to all rights, titles, benefits and interests belonging and accruing to Agent under the Security Instruments, including, without limitation, liens and security interests in any collateral, fees and payments of principal and interest by the Borrowers under the Commitment on a Pro Rata basis. Each Bank shall perform all duties and obligations of Banks under this Agreement in the same proportion as its ownership interest in the Loans outstanding at the date of determination thereof.

     15.14 Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Banks any funds which it has received, or whenever Agent in good faith determines that there is any dispute among the Banks about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to the Banks, Agent may invest such funds pending distribution (at the risk of the Borrowers). All interest on any such investment shall be distributed upon the distribution of such investment and in the same proportions and to the same Persons as such investment. All monies received by Agent for distribution to the Banks (other than to the Person who is Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as Agent for such Banks, and Agent shall have no equitable title to any portion thereof.

16. Exercise of Rights. No failure to exercise, and no delay in exercising, on the part of the Agent or the Banks, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Agent and the Banks hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan
Documents, including this Agreement, or the Note nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

17. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be given in writing (which may be by facsimile transmission) and must be personally delivered or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWERS: c/o CONTINENTAL RESOURCES, INC., P.O. Box 1032, Enid, Oklahoma 73702, Facsimile No.: 580/548-5281, Attention: Harold Hamm and Roger Clement; (b) AGENT: MIDFIRST BANK, MidFirst Plaza, P.O. Box 268879, Oklahoma City, Oklahoma 73126, Facsimile No.405/767-7120, Attention: Shawn Brewer, Assistant Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or delivered by facsimile as aforesaid or, if mailed, on the third day after it is mailed as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 17. Any notice required to be given to the Banks shall be given to the Agent and distributed to all Banks by the Agent.

18. Expenses. The Borrowers shall pay (i) all reasonable and necessary out-of-pocket expenses of the Banks, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any default or Event of Default or alleged default or Event of Default hereunder,
(ii) all reasonable and necessary out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent in connection with the preparation of any participation agreement for a participant or participants requested by the Borrowers or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by the Banks, including reasonable fees and disbursements of counsel, in connection with such default and Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrowers shall indemnify the Banks against any transfer taxes, document taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and filing of the Loan Documents. The obligations of this
Section 18 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes.

19. Indemnity. The Borrowers agree to indemnify and hold harmless the Banks and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Banks, including all local counsel hired by such counsel) ("Claim") incurred by the Banks in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Banks hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of the Borrowers to the Banks hereunder and under the Notes, provided that the Borrowers shall have no obligation under this Section to the Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Bank. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of any liability including strict liability imposed or threatened to be imposed on Agent as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

20. Governing Law. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN OKLAHOMA COUNTY, OKLAHOMA, AND THE SUBSTANTIVE LAWS OF OKLAHOMA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS REFERRED TO HEREIN, UNLESS OTHERWISE SPECIFIED THEREIN.

21. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

22. Maximum Interest Rate. It is the intention of the parties hereto to comply strictly with any applicable usury laws as in effect from time to time and, in this regard, there shall never be taken, received, contracted for, collected, charged or received on any sums advanced hereunder interest in excess of that which would accrue at the Maximum Rate.

     If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Maximum Rate were in effect, the Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the fullest extent permitted by applicable laws of the State of Oklahoma or the United States of America, the result of mathematical error on the part of the Borrowers and the Agent; and the Agent shall promptly credit the amount of such excess to the principal amount due on the Notes, or if the principal amount due on the Notes shall have been paid in full, refund the amount of such excess to the Borrowers (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Maximum Rate) upon discovery of such error by the Agent or notice thereof from the Borrowers.

     If the maturity of the Notes is accelerated by reason of an election of the Agent resulting from any Event of Default or otherwise in accordance with this Agreement, or in the event any prepayment, then such consideration that constitutes interest under applicable laws may never include amounts which are more than the Maximum Rate, and the amount of such excess, if any, provided for in this Agreement or otherwise shall be canceled automatically by the Agent as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent on the principal amount due on the Notes, or if the principal amount due on the Notes shall have been paid in full, refunded by the Agent to the Borrowers.

     All sums paid, or agreed to be paid, to the Agent for the use, forbearance and detention of the proceeds of any Advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Maximum Rate throughout the full term hereof.

23. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

24. Multiple Counterparts. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto.

25. Conflict. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the Loan Documents, the terms or provisions contained in this Agreement shall be controlling.

26. Survival. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement, the Notes or other documents and instruments referred to herein shall survive all closings hereunder and shall not be affected by any investigation made by any party.

27. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates, provided, however, that the Borrowers may not, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations hereunder.

28. Assignments and Participations.

     28.1 Each Bank shall have the right to sell, assign or transfer all or any part of its Note or Notes, its Commitments and its rights and obligations hereunder to one or more Affiliates, Banks, financial institutions, pension plans, insurance companies, investment funds, or similar Persons who are Eligible Assignees or to a Federal Reserve Bank; provided, that in connection with each sale, assignment or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), the applicable Bank will consider the opinion and recommendation of Borrowers, which opinion and recommendation shall in no way be binding upon such Bank, and each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank), shall require the consent of Agent, which consent will not be unreasonably withheld, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Bank and a holder of such Note, Commitments and rights and obligations, including, without limitation, the right to vote on decisions requiring consent or approval of all Banks or Majority Banks and the obligation to fund its Commitments; provided, further, that (1) each such sale, assignment, or transfer (other than to an Affiliate, a Bank or a Federal Reserve Bank) shall be in an aggregate principal amount not less than $2,500,000.00, (2) each remaining Bank shall at all times maintain Commitments then outstanding in an aggregate principal amount at least equal to $2,500,000.00; (3) each such sale, assignment or transfer shall be of a Pro Rata portion of such Bank's Commitment , (4) no Bank may offer to sell its Note or Notes, Commitments, rights and obligations or interests therein in violation of any securities laws; and (5) no such assignments (other than to a Federal Reserve Bank) shall become effective until the assigning Bank and its assignee delivers to Agent and Borrowers an Assignment and Acceptance and the Note or Notes subject to such assignment and other documents evidencing any such assignment. An assignment fee in the amount of $5,000 for each such assignment (other than to an Affiliate, a Bank or the Federal Reserve Bank) will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of copies of the Assignment and Acceptance and the other documents relating thereto and the Note or Notes, the Borrowers shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note or Notes evidencing such assignee's assigned Commitments and if the assignor Bank has retained a portion of its Commitments, a replacement Note in the principal amount of the Commitments retained by the assignor (except as provided in the last sentence of this Section 28.1 such Note or Notes to be in exchange for, but not in payment of, the Note or Notes held by such Bank). On and after the effective date of an assignment hereunder, the assignee shall for all purposes be a Bank, party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Banks or the Agent shall be required to release the transferor Bank with respect to its Commitments assigned to such assignee and the transferor Bank shall henceforth be so released.

     28.2 Each Bank shall have the right to grant participations in all or any part of such Bank's Notes and Commitments hereunder to one or more pension plans, investment funds, insurance companies, financial institutions or other Persons, provided, that:

          (i) each Bank granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Bank or Majority Banks (except as set forth in (iii) below);

          (ii) in the event any Bank grants a participation hereunder, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note or Notes for all purposes under the Loan Documents, and Agent, each Bank and Borrowers shall be entitled to deal with the Bank granting a participation in the same manner as if no participation had been granted; and

          (iii) no participant shall ever have any right by reason of its participation to exercise any of the rights of Banks hereunder, except that any Bank may agree with any participant that such Bank will not, without the consent of such participant (which consent may not be unreasonably withheld) consent to any amendment or waiver requiring approval of all Banks.

     28.3 It is understood and agreed that any Bank may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrowers' properties and operations which was provided to such Bank pursuant to this Agreement.

     28.4 Upon the reasonable request of either Agent or Borrowers, each Bank will identify those to whom it has assigned or participated any part of its Notes and Commitment, and provide the amounts so assigned or participated.

29. Choice of Forum: Consent to Service of Process and Jurisdiction. THE OBLIGATIONS OF BORROWERS UNDER THE LOAN DOCUMENTS ARE PERFORMABLE IN OKLAHOMA COUNTY, OKLAHOMA. ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWERS WITH RESPECT TO THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF OKLAHOMA, COUNTY OF OKLAHOMA, OR IN THE UNITED STATES COURTS LOCATED IN OKLAHOMA COUNTY, OKLAHOMA AND THE BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY BANK BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS, AS APPLICABLE, AT THE ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17. THE BORROWERS HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF OKLAHOMA, COUNTY OF OKLAHOMA, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

30. Waiver of Jury Trial. THE BORROWERS, THE AGENT AND THE BANKS (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND
UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWERS, THE AGENT AND THE BANKS, ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE AGENT, THE BANKS AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE AGENT AND THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN .

31. Other Agreements. THIS WRITTEN CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

32. Financial Terms. All accounting terms used in this Agreement which are not specifically defined herein shall be defined in accordance with GAAP.

              The remainder of this page intentionally left blank.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              BORROWERS:

                              CONTINENTAL RESOURCES, INC.
                              an Oklahoma corporation


                                       HAROLD HAMM
                              By:      Harold Hamm
                              Title:   President


                              CONTINENTAL GAS, INC.
                              an Oklahoma corporation


                                       RANDY MOEDER
                              By:      Randy Moeder
                              Title:   President


                              CONTINENTAL RESOURCES OF ILLINOIS, INC.
                              an Oklahoma corporation


                                       HAROLD HAMM
                              By:      Harold Hamm
                              Title:   President


                              BANKS:

                              MIDFIRST BANK,
                              a federally chartered savings association


                                       SHAWN D. BREWER
                              By:      Shawn D. Brewer
                              Title:   Assistant Vice President

                              BANCFIRST


                                       ARTHUR B. HOBBS
                              By:      Arthur B. Hobbs
                              Title:   Vice President

                              LOCAL OKLAHOMA BANK, N.A.


                                       JOHN K. SLAY, JR.
                              By:      John K. Slay, Jr.
                              Title:   Senior Vice President

                              GUARANTY BANK, F.S.B.


                                       RICHARD E. MENCHACA
                              By:      Richard E. Menchaca
                              Title:   Vice President

                              AGENT:

                              MIDFIRST BANK,
                              a federally chartered savings association


                                       SHAWN D. BREWER
                              By:      Shawn D. Brewer
                              Title:   Assistant Vice President

                                    Exhibits

         Exhibit "A"       -        Notice of Borrowing

         Exhibit "B-1"     -        Revolving Note

         Exhibit "B-2"     -        Term Note

         Exhibit "C"       -        Certificate of Compliance

         Exhibit "D"       -        Form of Assignment and Acceptance Agreement



         Schedules

         Schedule 1        -        Liens

         Schedule 2        -        Financial Condition

         Schedule 3        -        Liabilities

         Schedule 4        -        Litigation

         Schedule 5        -        Subsidiaries

         Schedule 6        -        Environmental Matters

         Schedule 7        -        Gas Contract

         Schedule 8        -        Title Matters

         Schedule 9        -        Curative Matters

                                   Exhibit "A"

                               NOTICE OF BORROWING


     The undersigned hereby certify that they are the Chief Financial Officer of CONTINENAL RESOURCES, INC., an Oklahoma corporation, and the Chief Financial Officer of CONTINENTAL GAS, INC., an Oklahoma corporation, and the Chief Financial Officer of CONTINENTAL RESOURCES OF ILLINOIS, INC., an Oklahoma corporation and that as such they are authorized to execute this Notice of Borrowing on behalf of the Borrowers (as such term is defined in the Agreement). With reference to that certain Third Restated Credit Agreement dated as of January 17, 2002 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement") entered into by and between Borrowers, MIDFIRST BANK ("MidFirst") and the financial institutions party thereto (the "Banks"), the undersigned further certifies, represents and warrants on behalf of the Borrowers that all of the foregoing statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) Borrowers request that the Banks advance Borrowers on the Revolving Loan the aggregate sum of $________________ by no later than ______________________. Immediately following such Advance, the aggregate outstanding balance of Advances shall equal $_____________________ on the Revolving Loan.

          (b) This Advance shall be a Prime Rate Loan ____, or a Eurodollar Loan __________________, (if Eurodollar, please state requested Interest Period
     ____ months).

          (c) As of the date hereof, and as a result of the making of the requested Advance, there does not and will not exist any Default or Event of Default.

          (d) Borrowers have performed and complied with all agreements and conditions contained in the Agreement which are required to be performed or complied with by Borrowers before or on the date hereof.

          (e) The representations and warranties contained in the Agreement are true and correct in all material respects as of the date hereof and shall be true and correct upon the making of the Advance, with the same force and effect as though made on and as of the date hereof and thereof.

          (f) No change that would cause a Material Adverse Effect to the condition, financial or otherwise, of Borrowers has occurred since the most recent Financial Statement provided to the Banks.


     EXECUTED AND DELIVERED this ____ day of _______________, 2002.

                                 CONTINENTAL RESOURCES, INC.
                                 an Oklahoma corporation


                                 _________________________________________
                                 By:      Harold Hamm
                                 Title:   President


                                 CONTINENTAL GAS, INC.
                                 an Oklahoma corporation


                                 _________________________________________
                                 By:      Randy Moeder
                                 Title:   President


                                 CONTINENTAL RESOURCES OF ILLINOIS, INC.
                                 an Oklahoma corporation


                                 _________________________________________
                                 By:      Harold Hamm
                                 Title:   President

                                  Exhibit "B-1"

                           REPLACEMENT REVOLVING NOTE


$__________                  Oklahoma City, Oklahoma            January 17, 2002

     FOR VALUE RECEIVED, the undersigned CONTINENTAL RESOURCES, INC., an Oklahoma corporation, CONTINENTAL GAS, INC., an Oklahoma corporation, and CONTINENTAL RESOURCES OF ILLINOIS, INC., an Oklahoma corporation (hereinafter referred to as the "Borrowers" hereby unconditionally, jointly and severally, promise to pay to the order of ____________________________ (the "Bank" at the offices of MIDFIRST BANK (the "Agent" in Oklahoma City, Oklahoma, the principal sum of ___________________________________ ($__________________) or so much thereof as shall be advanced under the provisions of the Credit Agreement (as defined herein), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement. All payments of principal and interest due hereunder are payable at any office of Agent within the State of Oklahoma, or at such other address as Bank shall designate in writing to Borrowers.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement (hereafter defined).

     This Note is executed pursuant to that certain Third Restated Credit Agreement (the "Credit Agreement") which Credit Agreement restates that certain Second Restated Credit Agreement dated as of July 9, 2001, which agreement amended and restated that certain Restated Credit Agreement dated April 21, 2000, as amended by that certain First Amendment to Restated Credit Agreement dated as of August 1, 2000 and as further amended by that certain Second Amendment to Restated Credit Agreement dated as of May 31, 2001,between Borrowers, the Agent and Banks, and is one of the Revolving Notes referred to therein. Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment, rights and obligations of Borrowers, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrowers and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Bank under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrowers the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrowers agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrowers and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Oklahoma.

     THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     This Note is one of a series of notes given in renewal, extension and increase of (but not in extinguishment of) those certain revolving promissory notes in favor of MidFirst Bank, BancFirst, Local Oklahoma Bank, and Guaranty Bank. dated as of July 9, 2001 from the undersigned which such notes were in the aggregate face amount of $33,000,000.00 executed by the undersigned.

     EXECUTED as of the date and year first above written.

                                  BORROWERS:

                                  CONTINENTAL RESOURCES, INC.
                                  an Oklahoma corporation


                                  _________________________________________
                                  By:      Roger Clement
                                  Title:   Chief Financial Officer


                                  CONTINENTAL GAS, INC.
                                  an Oklahoma corporation


                                  _________________________________________
                                  By:      Randy Moeder
                                  Title:   President


                                  CONTINENTAL RESOURCES OF
                                     ILLINOIS, INC.
                                  an Oklahoma corporation


                                  _________________________________________
                                  By:      Harold Hamm
                                  Title:   President

                                  Exhibit "B-2"

                              REPLACEMENT TERM NOTE


$__________                Oklahoma City, Oklahoma              January 17, 2002

     FOR VALUE RECEIVED, the undersigned CONTINENTAL RESOURCES, INC., an Oklahoma corporation, CONTINENTAL GAS, INC., an Oklahoma corporation, and CONTINENTAL RESOURCES OF ILLINOIS, INC., an Oklahoma corporation (hereinafter referred to as the "Borrowers" hereby unconditionally, jointly and severally, promise to pay to the order of ___________________________ (the "Bank" at the offices of MIDFIRST BANK (the "Agent" in Oklahoma City, Oklahoma, the principal sum of _____________________________ DOLLARS ($_________________) or so much thereof as shall be advanced under the provisions of the Credit Agreement (as defined herein), in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement. All payments of principal and interest due hereunder are payable at any office of Agent within the State of Oklahoma, or at such other address as Bank shall designate in writing to Borrowers.

     The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement (hereafter defined).

     This Note is executed pursuant to that certain Third Restated Credit Agreement dated as of January 17, 2002 (the "Credit Agreement"), which agreement amends and restates that certain Second Restated Credit Agreement dated as of July 9, 2001 which restated that certain Credit Agreement dated April 21, 2000, as amended by that certain First Amendment to Restated Credit Agreement dated as of August 1, 2000 and as further amended by that certain Second Amendment to Restated Credit Agreement dated as of May 31, 2001 between Borrowers, the Agent and Banks, and is one of the Term Notes referred to therein. Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment, rights and obligations of Borrowers, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrowers and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the holder hereof
(i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Bank under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

     Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrowers and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrowers the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrowers agree to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

     Borrowers and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

     This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Oklahoma.

     THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     This Note is one of a series of notes given in renewal, extension and increase of (but not in extinguishment of) those certain term promissory notes in favor of MidFirst Bank, BancFirst, Local Oklahoma Bank, and Guaranty Bank. dated as of July 9, 2001 from the undersigned which such notes were in the aggregate face amount of $27,000,000.00 executed by the undersigned.

     EXECUTED as of the date and year first above written.

                                      BORROWERS:

                                      CONTINENTAL RESOURCES, INC.
                                      an Oklahoma corporation


                                      _________________________________________
                                      By:      Roger Clement
                                      Title:   Chief Financial Officer


                                      CONTINENTAL GAS, INC.
                                      an Oklahoma corporation


                                      _________________________________________
                                      By:      Randy Moeder
                                      Title:   President


                                      CONTINENTAL RESOURCES OF
                                         ILLINOIS, INC.
                                      an Oklahoma corporation


                                      _________________________________________
                                      By:      Harold Hamm
                                      Title:   President

                                   Exhibit "C"

                            CERTIFICATE OF COMPLIANCE


     The undersigned hereby certifies that [he is/they are] the ________________________________ of CONTINENTAL RESOURCES, INC., an Oklahoma corporation, and the _______________________________ of CONTINENTAL GAS INC., an Oklahoma corporation and the ______________________________ of CONTINENTAL RESOURCES OF ILLINOIS, INC., an Oklahoma corporation (the "Borrowers"), and that as such [he is/they are] authorized to execute this Certificate of Compliance on behalf of the Borrowers. With reference to that certain Third Restated Credit Agreement, dated as of January 17, 2002, (as same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement) entered into between the Borrowers, MIDFIRST BANK, as "Agent" for itself and the Banks signatory thereto (the "Banks"), the undersigned further certifies, represents and warrants on behalf of the Borrowers that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

          (a) The Borrowers have fulfilled in all material respects their obligations under the Notes and Security Instruments, including the Third Restated Credit Agreement, and all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects [if the representations and warranties are not true and correct, the party signing this certificate shall except from the foregoing statement the matters for which such representations and warranties are not longer true specifying the nature of any such change.]

          (b) No Event of Default has occurred under the Security Instruments, including the Third Restated Credit Agreement [if an Event of Default has occurred, the party certifying hereto shall specify the facts constituting the Event of Default and the nature and status thereof].

          (c) To the extent requested from time to time by the Agent, the certifying party shall specifically affirm compliance of the Borrowers in all material respects with any of its representations and warranties (except to the extent they relate solely to an earlier date) or obligations under said instruments.

          (d)     Financial     Computations     for    the    period     ending
     _______________________ (provide calculations on a consolidated basis):

               (i) Current Ratio;

               (ii) Minimum Debt Service Coverage Ratio; and

               (iii) Ratio of Debt to Tangible Net Worth.


     EXECUTED, DELIVERED AND CERTIFIED TO this ____ day of ___________, 2002.

                                CONTINENTAL RESOURCES, INC.
                                an Oklahoma corporation


                                _________________________________________
                                By:      Harold Hamm
                                Title:   President


                                CONTINENTAL GAS, INC.
                                an Oklahoma corporation


                                _________________________________________
                                By:      Randy Moeder
                                Title:   President


                                CONTINENTAL RESOURCES OF ILLINOIS, INC.
                                an Oklahoma corporation


                                _________________________________________
                                By:      Harold Hamm
                                Title:   President

                                   Exhibit "D"

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of January 17, 2002 is made between MIDFIRST BANK, a federally chartered banking association ("MidFirst"), LOCAL OKLAHOMA BANK, N.A., a national banking association ("Local"), BANCFIRST, an Oklahoma banking association ("BancFirst" and together with MidFirst, and Local, the "Assignors") and GUARANTY BANK, FSB (the "Assignee").

                                    RECITALS

     WHEREAS, The Assignors and Assignee are each party to that certain THIRD RESTATED CREDIT AGREEMENT (hereinafter referred to as the "Agreement") executed as of the 17th day of January, 2002 , by and among CONTINENTAL RESOURCES, INC., an Oklahoma corporation ("Resources"), CONTINENTAL GAS, INC., an Oklahoma corporation ("Gas"), CONTINENTAL RESOURCES OF ILLINOIS, INC., an Oklahoma corporation ("Continental Illinois") (Resources, Gas, and Continental Illinois are hereinafter collectively referred to as "Borrowers" and individually as a "Borrower") with MidFirst as Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignors and Assignee have committed to provide Borrowers with (A) a revolving line of credit in the amount of the lesser of (i) $45,700,000 or (ii) the Borrowing Base in effect at any given time and (B) an amortizing term loan in the amount of $24,300,000 (A and B are referred to herein as the "Committed Loans"), such Committed Loans being evidenced by a Replacement Revolving Note in the face amount of $9,793,510.00 in favor of each of MidFirst, Local and BancFirst and in the face amount of $16,319,470 in favor of Guaranty and evidenced by a Replacement Term
Note in the amount of $5,207,490 in favor of each of MidFirst, Local, and BancFirst and in the amount of $8,677,530 in favor of Guaranty (collectively, the "Notes").

     WHEREAS, each of the Assignors wish to assign to the Assignee part of the rights and obligations of each of such Assignors under the Credit Agreement in respect of its Commitment, in such an obligation of each of the Assignors and Assignee are equal to the face amount of the notes set forth the immediately preceding recital (the "Assigned Amount") on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Assignment and Acceptance.

          (a) Subject to the term and conditions of this Assignment and Acceptance, (i) each of the Assignors hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assigns and undertakes from each of the Assignors, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an aggregate and combined amount of the obligations of each of the Assignors necessary to achieve the note amounts set forth above (the "Assignee's Percentage Share") of (A) the Committed Loans of the Assignors,
     (B) the Notes, and (C) all related rights, benefits, obligations, liabilities and indemnities of each of the Assignors under and in connection with the Credit Agreement and the Loan Documents.

          (b) After giving effect to the assignment and assumptions set forth herein, on the Effective Date the Assignee's Revolving Commitment will be equal to the lesser of $16,319,470.00 or the Borrowing Base in effect from time to time and its Term Commitment will be equal to $8,677,530.00.

          (c) After giving effect to the assignment and assumptions set forth herein, on the Effective Date MidFirst's Commitment will be equal to the lesser of $9,793,510.00 or the Borrowing Base in effect from time to time and its Term Commitment will be equal to $5,207,490.00.

          (d) After giving effect to the assignment and assumptions set forth herein, on the Effective Date Local's Commitment will be equal to the lesser of $9,793,510.00 or the Borrowing Base in effect from time to time and its Term Commitment will be equal to $5,207,490.00.

          (e) After giving effect to the assignment and assumptions set forth herein, on the Effective Date BancFirst's Commitment will be equal to the lesser of $9,793,510.00 or the Borrowing Base in effect from time to time and its Term Commitment will be equal to $5,207,490.00

          2. Payments.

          As consideration for the sale, assignment and transfer contemplated in
     Section 1 hereof, the Assignee shall pay to MidFirst, as Agent, for the ratable benefit of the Assignors on the Effective Date in immediately available funds such amounts as are necessary to achieve the Commitments held by each of the Assignors and Assignee set forth in Section 1 (b) through (e) above representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans outstanding as of the date hereof.

          3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, the Committed Loans and the Notes shall be for the account of the Assignors. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignors and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

          4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 12 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignors, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

          5. Effective Date; Notices.

          (a) As between the Assignors and the Assignee, the effective date for this Assignment and Acceptance shall be January 17, 2002 (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i)  this  Assignment  and  Acceptance   shall  be  executed  and
          delivered by each of the Assignors and the Assignee, together with the Notes;

               (ii) the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignors to the Assignee under Section 28 of the Credit Agreement shall have been duly obtained and shall be in full force and effective as of the Effective Date, which such consent is deemed given by virtue of MidFirst's execution of this Agreement;

               (iii) the Assignee shall pay to the Assignors all amounts due to the Assignors under this Assignment and Acceptance,

               (iv) the Assignors shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignors under the Credit Agreement (if such agreement exists).

               (v)  Promptly  following  the  execution of this  Assignment  and
          Acceptance, the Assignors shall deliver to the Agent for acknowledgment by the Agent, a copy of this Assignment and Acceptance.

          6. Withholding Tax. The Assignee (a) represents and warrants to the Banks, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 101 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 100 1 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U. S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.


          7. Representations and Warranties.

          (a) Each Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) on notices to, or consents, authorizations or approvals of any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b)  Assignors  make no  representation  or  warranty  and  assume  no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignors make no representation or warranty in connection with, and assume no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has the power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

          8. Further Assurances. The Assignors and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as any party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

          9. Miscellaneous.

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

          (b) All payments made hereunder shall be made without any set-off or counterclaim.

          (c) Each  Assignor and the  Assignee  shall each pay its own costs and
     expenses   incurred  in  connection  with  the  negotiation,   preparation,
     execution and performance of this Assignment and Acceptance.

          (d) This Assignment and Acceptance may be executed in any number of counterparts and any of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF OKLAHOMA. Each Assignor and the Assignee irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Oklahoma over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claim in respect of such action or proceeding may be heard and determined in such Oklahoma State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (f) THE ASSIGNORS AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER ORAL OR WRITTEN).

          (g) The assignment fee described in Section 28(a) of the Credit Agreement is hereby waived by the Agent.

          (h) Assignee hereby provides the administrative detail on Addendum I hereto.


     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the data first above written.

         ASSIGNORS:

                                            MIDFIRST BANK


                                            By:      Shawn Brewer
                                            Title:   Assistant Vice President


                                            LOCAL OKLAHOMA BANK, N.A.


                                            By:      John K. Slay, Jr.
                                            Title:   Senior Vice President


                                            BANCFIRST


                                            By:      Arthur B. Hobbs
                                            Title:   Vice President


         ASSIGNEE:

                                            GUARANTY BANK, FSB


                                            By:      Richard E. Menchaca
                                            Title:   Vice President


         AGENT:
                                            MIDFIRST BANK


                                            By:      Shawn Brewer
                                            Title:   Assistant Vice President

         The following administrative details apply to the Assignee:

         (A)      Notice Address:

         Assignee name:             GUARANTY BANK, FSB

          Address:                  333 Clay Street, Suite 4400
                                    Houston, Texas  77002

         Attention:                 Richard Menchaca

         Telephone:                 (713) 890-8849

         Telecopier:                (713) 890-8863

         Telex (Answerback):

         (B)      Payment Instructions:

         Account No.:

         At:

         Reference:

         Attention: